                                       FORM T-1

                           _______________________________

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                           _______________________________

                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           _______________________________


                          WELLS FARGO BANK (COLORADO), N.A.
                 (Exact name of trustee as specified in its charter)
                     (Exact name of trustee as agent for service)


Not applicable                                     84-0005100
(Jurisdiction of incorporation                   (I.R.S. Employer
 or organization if not a U.S.                    Identification No.)
National Bank)

633 17th Street
Denver, Colorado                                      80270
(Address of principal executive offices)              (Zip Code)

                           CIRCUS CIRCUS ENTERPRISES, INC.
                 (Exact name of obligor as specified in its charter)


             Nevada                           88-0121916
(State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification No.)

2880 Las Vegas Boulevard South
Las Vegas, NV                                         89109
(Address of principal executive offices)              (Zip Code)

                           _______________________________

                            Senior Secured Debt Securities
                         (Title of the Indenture Securities)

  1.     General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervision authority to which it is subject.

              Name                                         Address
              ----                                         -------

         Comptroller of the Currency                  Washington, D.C.

         Federal Deposit Insurance Corporation        Washington, D.C.

         Board of Governors of The Federal
         Reserve System                               Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes

  2.     Affiliations with Obligor and Underwriters.

    If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

    Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

13. Defaults by the Obligor.

    There have been no defaults by the obligor with respect to the securities covered by this shelf registration.

16. List of Exhibits:

    Exhibit 1      Articles of Association of First Interstate Bank of Denver,
                   N.A.

    Exhibit 2      By-laws of First Interstate Bank of Denver, N.A.

    Exhibit 3 Certificate of Authority to transact business from Comptroller of the Currency

    Exhibit 4 Resolution adopted by Board of Directors of First Interstate Bank of Denver, N.A.

    Exhibit 5 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

    Exhibit 6      Consent under Section 321(b) of the Trust Indenture Act of
                   1939

    Exhibit 7 Certificate from Comptroller of the Currency concerning change of name to Wells Fargo Bank (Colorado), N.A.

                                      SIGNATURE
                                      ---------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wells Fargo Bank (Colorado), N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, and State of Colorado, on the 13th day of November, 1996.


                                       WELLS FARGO BANK (COLORADO), N.A.

                                       By: /s/ Kent E. Eichstadt
                                          -----------------------------
                                          Kent E. Eichstadt
                                          Assistant Vice President

WELLS FARGO BANK (COLORADO), N.A.  Call Date: 09/30/96  ST-BK: 080350  FFIEC 032
633 SEVENTEENTH STREET                                                 Page RC-1
DENVER, CO  80270                  Vendor ID:  D        CERT: 03009       9

Transit Number: 10200001     Transmitted to EDS as 0018758 on 10/30/96 at
                             16:19:32 CST

CONSOLIDATED REPORT OF CONDITION FOR INSURED
COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                                                                                   C300

                                                                                             Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):        RCON
                                                                                     ----
    a.   Noninterest-bearing balances and currency and coin (1) . . . . . . . . . . 0081.        351,699            1.a
    b.   Interest-bearing balances (2). . . . . . . . . . . . . . . . . . . . . . . 0071.            200            1.b
2.  Securities:
    a.   Held-to-maturity securities (from Schedule RC-B, column A) . . . . . . . . 1754.              0            2.a
    b.   Available-for-sale securities (from Schedule RC-B, column D) . . . . . . . 1773.        114,786            2.b
3.  Federal funds sold and securities purchased under agreements to resell:
    a.   Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0276.        104,517            3.a
    b.   Securities purchased under agreements to resell. . . . . . . . . . . . . . 0277.         58,230            3.b
4.  Loans and lease financing receivables:
    a.   Loans and leases, net of unearned income . . . . . . . . . . . . . . . . . RCON
         (from Schedule RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . 2122.        787,544            4.a
    b.   LESS: Allowance for loan and lease losses. . . . . . . . . . . . . . . . . 3123          12,728            4.b
    c.   LESS: Allocated transfer risk reserve. . . . . . . . . . . . . . . . . . . 3128               0            4.c
    d.   Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . 2125.        774,816            4.d
5.  Assets held in trading accounts (from Schedule RC-D). . . . . . . . . . . . . . 3545.              0             5.
6.  Premises and fixed assets (including capitalized leases). . . . . . . . . . . . 2145           8,230             6.
7.  Other real estate owned (from Schedule RC-M . . . . . . . . . . . . . . . . . . 2150.              0             7.
8.  Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2130.              0             8.
9.  Customers' Liability to this bank on acceptances outstanding. . . . . . . . . . 2155.            289             9.
10. Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . 2143.         88,861            10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . 2160.         31,366            11.
12. Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . . . . 2170       1,532,994            12.

___________________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposits not held in trading accounts.


                                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:                                                                             RCON
     a.   In domestic offices (sum of totals of
          columns A and C from Schedule RC-E                                               2200.     1,104,053        13.a
                                                    RCON
          (1)  Noninterest-bearing (1)              6631.     714,414                                               13.a.1
          (2)  Interest-bearing                     6636.     389,639                                               13.a.2

     b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (1)  Noninterest-bearing
          (2)  Interest-bearing
14.  Federal funds purchased and securities sold under agreements to repurchase:
     a.   Federal funds purchased                                                          0278.        45,709        14.a
     b.   Securities sold under agreements to repurchase                                   0279.             0        14.b
15.  a.   Demand notes issued to the U.S. Treasury                                         2840.             0        15.a
     b.   Trading Liabilities                                                              3548.             0        15.b
16.  Other borrowed money:
     a.   With original maturity of one year or less                                       2332.       110,865        16.a
     b.   With original maturity of more than one year                                     2333.        25,661        16.b
17.  Mortgage indebtedness and obligations under capitalized leases                        2910.             0         17.
18.  Bank's Liability on acceptances executed and outstanding                              2920.           289         18.
19.  Subordinated notes and debentures                                                     3200.        20,000         19.
20.  Other Liabilities (from Schedule RC-G)                                                2930.        57,264         20.
21.  Total Liabilities (sum of items 13 through 20)                                        2948.     1,363,841         21.

22.  Limited-life preferred stock and related surplus                                      3282.             0         22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                         3838.             0         23.
24.  Common stock                                                                          3230.        35,000         24.
25.  Surplus (exclude all surplus related to preferred stock)                              3839.       123,986         25.
26.  a.   Undivided profits and capital reserves                                           3632.         9,986        26.a
     b.   Net unrealized holding gains (losses) on available-for-sale securities           8434.           181        26.b
27.  Cumulative foreign currency translation adjustments
28.  Total equity capital (sum of items 23 through 27)                                     3210.       169,153         28.
29.  Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21, 22, and 28)                                                         3300.     1,532,994         29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
     by independent external auditors as of any date during 1993                           6724.           N/A         M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                    EXHIBIT 1

                                                       Effective October 1, 1983
                                                       Amended February 24, 1987

                                                       Charter No. 12517


                             ARTICLES OF ASSOCIATION

                                       of

                        FIRST INTERSTATE BANK OF DENVER,
                              NATIONAL ASSOCIATION


          FIRST.    The title of this Association shall be "First Interstate
Bank of Denver, National Association".

          SECOND.   The main office shall be in the City and County of Denver,
State of Colorado. The general business of the Association shall be conducted at its main office and its legally established branches.

          THIRD.    The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders. At any meeting of the shareholders held for the purpose of electing directors, or changing the number thereof, the number of directors amy be determined by a majority of the votes cast by the shareholders in person or by proxy. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting. The Board of Directors, by the vote of a majority of the full Board, may, between annual meetings of Shareholders, increase the membership of the

Board by not more than two members if the number of directors last elected by the shareholders was fifteen or fewer and may increase the membership of the Board by not more than four if the number of directors last elected by the shareholders was sixteen or more, and by like vote appoint qualified persons to fill the vacancies created thereby, but in no event shall the number of directors exceed twenty-five.

          FOURTH.   The Regular Annual Meeting of the Shareholders of this
Association shall be held at its main office or other convenient place duly authorized by the Board of Directors on such day of each year as is specified therefor in the By-Laws.

          FIFTH.    The amount of authorized capital stock of this Association shall be Thirty-Five Million Dollars ($35,000,000) divided into 700,000 shares of common stock of the par value per share of fifty dollars ($50.00) but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

          If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

          If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

          SIXTH.    The Board of Directors shall appoint from among its members a Chairman of the Board, a Vice Chairman and a President of this Association. The Vice Chairman shall be authorized, in the absence of the Chairman of the Board, to perform all acts and duties pertaining to the office of the Chairman. The Board of Directors shall also have the power to appoint one or more Vice Presidents, a Cashier, a Secretary and such other officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid such officers and employees of this Association, and to dismiss any of such officers or employees and appoint others to take their place.

          The Board of Directors shall have the power to define the duties of officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-Laws that may be lawful for the general regulation of the business of this Association and the management of its affairs, and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

          The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of the City and County of Denver, Colorado, without the approval of the shareholders, and shall have the power to change the location of any branch or branches of this Association to any other location, subject to the laws of the United States.

          SEVENTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

          EIGHTH.   The Board of Directors of this Association, or any
shareholder or group of shareholders owning, in the aggregate, not less than ten per centum (10%) of the stock of this Association, may call a special meeting of shareholders at any time.

          Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every regular annual, and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

          Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the owners of a majority of the stock of this Association, voting in person or by proxy.

          NINTH.    By action of its Board of Directors, this Association may in its absolute discretion indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or appeal, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, trustee, or other employee of the Association or of any of its subsidiaries or of any organization served in any such capacity at the request of the Association, and his personal representatives, against all reasonable expenses (including, but not limited to, judgments, fines, investigation fees, costs, and counsel fees) actually and necessarily incurred by such person in connection with the defense of an action, suit, proceeding, or appeal, whether such person is a director, officer, trustee, or employee at the time of incurring such expense and whether any or all of the directors of the Association then acting are or were parties to any such proceeding; provided, however, that such person shall not be reimbursed in relation to matters as to which such person has been finally adjudged guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts in the performance of his duties to the Association, subsidiary, or other organization.

          By action of its Board of Directors, the Association may in its sole discretion purchase and maintain insurance, in such amounts as the Board of Directors may deem appropriate, insuring the Association against loss resulting form indemnification, and insuring such directors, officers, trustees, and employees against loss, including costs and expenses, in connection with a claim asserted against them in such capacity or arising out of their status as such, whether or not the Association would have the authority to indemnify them against such liability.

                                                         EXHIBIT 2

                              [LOGO]  FIRST
                                      INTERSTATE
                                      BANK









                              FIRST INTERSTATE BANK

                                 OF DENVER, N.A.

                                     BYLAWS

                             AS AMENDED AND RESTATED

                                 APRIL 24, 1995

                                     BYLAWS


                                       OF

                         FIRST INTERSTATE BANK OF DENVER

                                TABLE OF CONTENTS

                                                                 Page
ARTICLE I.  SHAREHOLDER MEETINGS
      Section 1.1.    Place of Meeting   . . . . . . . . . . .    1
      Section 1.2.    Annual Meetings  . . . . . . . . . . . .    2
      Section 1.3.    Special Meetings   . . . . . . . . . . .    3
      Section 1.4.    Actions without a Meeting  . . . . . . .    4
      Section 1.5.    Notice of Meetings   . . . . . . . . . .    5
      Section 1.6.    Quorum   . . . . . . . . . . . . . . . .    6
      Section 1.7.    Organization   . . . . . . . . . . . . .    7
      Section 1.8.    Voting   . . . . . . . . . . . . . . . .    8
      Section 1.9.    Irregularities   . . . . . . . . . . . .    9

ARTICLE II.  BOARD OF DIRECTORS
      Section 2.1.    General Powers . . . . . . . . . . . . .   10
      Section 2.1.1.  Indemnification  . . . . . . . . . . . .   10
      Section 2.2.    Number . . . . . . . . . . . . . . . . .   11
      Section 2.2.1.  Executive Board  . . . . . . . . . . . .   11
      Section 2.3.    Qualification, Election and Term
                      of Office  . . . . . . . . . . . . . . .   12
      Section 2.4.    Quorum and Manner of Acting  . . . . . .   13
      Section 2.5.    Organizational Meeting . . . . . . . . .   14
      Section 2.6.    Regular Meetings . . . . . . . . . . . .   15
      Section 2.7.    Special Meetings . . . . . . . . . . . .   16
      Section 2.8.    Actions without a Meeting  . . . . . . .   17
      Section 2.9.    Special Meetings - Notice  . . . . . . .   18
      Section 2.10.   Organization . . . . . . . . . . . . . .   19
      Section 2.11.   Order of Business  . . . . . . . . . . .   20
      Section 2.12.   Resignations . . . . . . . . . . . . . .   21
      Section 2.13.   Vacancies  . . . . . . . . . . . . . . .   22
      Section 2.14.   Compensation . . . . . . . . . . . . . .   23

ARTICLE III.  COMMITTEES
      Section 3.1.    Executive Committee  . . . . . . . . . .   24
      Section 3.2.    Audit Committee  . . . . . . . . . . . .   25
      Section 3.3.    Trust Committee  . . . . . . . . . . . .   26
      Section 3.4.    Other Committees of the Board  . . . . .   27
      Section 3.4.1   Other Committees . . . . . . . . . . . .   27
      Section 3.5.    Resignations . . . . . . . . . . . . . .   28
      Section 3.6.    Quorum . . . . . . . . . . . . . . . . .   29

ARTICLE IV.  OFFICERS
      Section 4.1.    Number and Titles. . . . . . . . . . . .   30
      Section 4.2.    Election, Appointments and Removals  . .   31

                                                               Page


      Section 4.3.    Duties and Bonds . . . . . . . . . . . .   32
      Section 4.4.    Chairman of the Board  . . . . . . . . .   33
      Section 4.4.1.  Vice Chairman  . . . . . . . . . . . . .   33
      Section 4.4.2.  Chief Executive Officer  . . . . . . . .   33
      Section 4.4.3.  President  . . . . . . . . . . . . . . .   33
      Section 4.5.    Area President/Area Manager  . . . . . .   34
      Section 4.6.    Vice Presidents  . . . . . . . . . . . .   35
      Section 4.7.    Delegation of Duties Generally
                      Performed by Cashier . . . . . . . . . .   36
      Section 4.8.    Controller . . . . . . . . . . . . . . .   37
      Section 4.9.    General Auditor  . . . . . . . . . . . .   38
      Section 4.10.   Secretary to the Board of Directors  . .   39
      Section 4.10.1. Assistant Secretary to the Board
                      of Directors . . . . . . . . . . . . . .   39
      Section 4.11.   Loans to Officers  . . . . . . . . . . .   40
      Section 4.11.1. Loans to Executive Officers  . . . . . .   40

ARTICLE V.  BOARD OF DIRECTORS
      Section 5.1.    Fiscal Year  . . . . . . . . . . . . . .   42
      Section 5.2.    Records  . . . . . . . . . . . . . . . .   43
      Section 5.3.    Execution of Instruments . . . . . . . .   44

ARTICLE VI.  OPENING AND CLOSING
      Section 6.1.    Days and Hours of Business . . . . . . .   45

      Section 6.2.    Emergency Closing  . . . . . . . . . . .   46
      Section 6.2.1.  Emergency Preparedness . . . . . . . . .   46

ARTICLE VII.  WAIVER OF NOTICE
      Section 7.1.    Waiver of Notice . . . . . . . . . . . .   48

ARTICLE VIII.  SHARES OF STOCK AND THEIR TRANSFER
      Section 8.1.    Certificates of Stock  . . . . . . . . .   49
      Section 8.2.    Transfer of Stock  . . . . . . . . . . .   50
      Section 8.3.    Closing of Transfer Books  . . . . . . .   51

ARTICLE IX.  SEAL
      Section 9.1.    Seal . . . . . . . . . . . . . . . . . .   52

ARTICLE X.  BYLAWS
      Section 10.1.   Inspection . . . . . . . . . . . . . . .   53
      Section 10.2.   Amendments to Bylaws . . . . . . . . . .   54

                                   ARTICLE I.

                              SHAREHOLDER MEETINGS



     Section 1.1. PLACE OF MEETING. All meetings of shareholders of this Association shall be held at its main office in the City of Denver, Colorado, or such other place as the Board of Directors may designate and as may not be contrary to the provisions of law or the Articles of Association.

Restated:         3/23/92
               ----------

                             Article I: Section 1.1

                                   ARTICLE I.

                              SHAREHOLDER MEETINGS



     Section 1.2. ANNUAL MEETINGS. The annual meeting of the shareholders shall be on the fourth Monday in April of each year unless a different day is set, or if that day is a legal holiday in Colorado, then on the next day thereafter which is not a legal holiday, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. The meeting shall be held at the hour of 8:00 a.m. of said day unless a different time is stated in the notice.

     If in any year no election of directors shall be held on the date designated for the annual shareholder meeting, or at any adjournment of such meeting, such election may be held on any subsequent day established by the incumbent Board of Directors in accordance with the provisions of the banking laws of the United States. All elections shall be held according to such regulations as may be prescribed by the Board of Directors, not inconsistent with law or the provisions of the bylaws.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article I: Section 1.2

                                   ARTICLE I.

                              SHAREHOLDER MEETINGS



     Section 1.3. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose or purposes at any time, unless otherwise prescribed by statute, by the Chairman of the Board, the Chief Executive Officer, or by the Board of Directors, or by any shareholder or group of shareholders holding not less than twenty-five (25) percent of the shares entitled to vote at the meeting.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article I: Section 1.3

                                   ARTICLE I.

                              SHAREHOLDER MEETINGS




     Section 1.4. ACTIONS WITHOUT A MEETING. Any actions required to be taken at shareholder meetings by the bylaws of this Association may be taken without a shareholder meeting and shareholder vote if consent in writing, setting forth the action so taken, is signed by all shareholders entitled to vote.

Restated:         3/23/92
               ----------






                             Article I: Section 1.4

                                   ARTICLE I.

                              SHAREHOLDER MEETINGS



     Section 1.5. NOTICE OF MEETINGS. Except as otherwise provided by the laws of the United States, or in these bylaws, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his or her address as shown upon the books of this Association.

     When a meeting is adjourned for thirty (30) days or less, it shall not be necessary to give any notice of the time or place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting in which the adjournment is taken.

Restated:         3/23/92
               ----------



                             Article I: Section 1.5

                                   ARTICLE I.

                              SHAREHOLDER MEETINGS



     Section 1.6. QUORUM. At any meeting of the shareholders, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding stock of this Association entitled to vote at such meeting shall constitute a quorum for the transaction of business except where otherwise provided by law or by these bylaws.

Restated:         3/23/92
               ----------





                             Article I: Section 1.6

                                   ARTICLE I.

                              SHAREHOLDER MEETINGS



     Section 1.7. ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board or Chief Executive Officer shall preside, or in the absence of such persons, a Chairman chosen by a majority vote of the shareholders present or in person or by proxy and entitled to vote thereat, shall act as Chairman. The Secretary of the Board or an Acting Secretary appointed by the Chairman shall act as Secretary at all meetings of the shareholders.

Restated:         3/23/92
               ----------



                             Article I: Section 1.7

                                   ARTICLE I.

                              SHAREHOLDER MEETINGS



     Section 1.8. VOTING. Save for the statutory right of shareholders to cumulate their votes for the election of directors, in deciding all questions at shareholder meetings of this Association, each shareholder of this Association shall be entitled to one vote or corresponding fraction thereof for each share of stock or fraction thereof standing in his or her name on the books of this Association, or if some record date is fixed for the determination of shareholders of record, then registered in his or her name on such record date. Any vote by stock may be given by the shareholder entitled thereto in person by his or her proxy appointed by an instrument in writing, subscribed by such shareholder or by his or her attorney thereunto authorized and delivered to the Secretary of the meeting but no such proxy shall be voted or acted upon after eleven months from the date of its execution unless the proxy provides for a longer period.

     At all shareholder meetings, all matters (except where otherwise provided by law, the Articles of Association or these bylaws) shall be decided by the vote of the holder of record of a majority of the shares of stock present in person or by proxy and entitled to vote thereat.

Restated:         3/23/92
               ----------


                             Article I: Section 1.8

                                   ARTICLE I.

                              SHAREHOLDER MEETINGS



     Section 1.9. IRREGULARITIES. All informalities and irregularities at any meeting of the shareholders with respect to calls, notices of meetings, the manner of voting, the form of proxies and credentials, and the method of ascertaining those present shall be deemed waived if no objection is made at the meeting.

Restated:         3/23/92
               ----------



                             Article I: Section 1.9

                                   ARTICLE I.

                              BOARD OF DIRECTORS



     Section 2.1. GENERAL POWERS. The property, affairs and business of this Association shall be managed by the Board of Directors. The Board of Directors shall have power and authority to make rules and regulations for the guidance of the officers and employees of this Association and the transaction of its business, not inconsistent with law, and subject to such laws may declare dividends; elect all officers, prescribe their duties and fix and change their compensation; call shareholder meetings; fix and determine the rate of interest to be paid on deposits; regulate the deposit and withdrawal of funds; provide for the security of public deposits, make all bylaws deemed necessary or proper for the general regulation of this Association and the management and administration of its affairs within the limitations prescribed by law; and generally to exercise all powers necessary for the transaction of the business of this Association. Nothing herein contained shall limit or restrict the powers conferred by law and the Articles of Association of this Association upon the Board of Directors.

     Section 2.1.1. INDEMNIFICATION. The Board of Directors shall be indemnified to the full extent permitted by Delaware law, including but not limited to the indemnification rights provided for in the Articles of Association of this Association.

Restated:         3/23/92
               ----------


                             Article I: Section 2.1

                                  ARTICLE II.


                               BOARD OF DIRECTORS



     Section 2.2. NUMBER. The Board of Directors of this Association shall consist of such number of qualified individuals, not less than five (5) nor more than twenty-five (25), as from time to time shall be determined in the manner provided by law, except that no person shall be nominated to either the legal or executive board who shall have attained the age of 70 on or before the annual meeting at which directors are to be elected.

     The Board of Directors, by vote of the majority of the full Board, may between annual shareholder meetings increase the number of directors within the limits provided by law, and by like vote elect qualified persons to fill vacancies created thereby.

     Section 2.2.1. EXECUTIVE BOARD. The Board of Directors may appoint an Executive Board consisting of not less than five nor more than twenty members, who shall hold office at the pleasure of the Board of Directors and shall serve terms concurrent with those of the Board of Directors. The Executive Board's sole responsibility is to keep management and the Board of Directors apprised of business developments affecting and/or relevant to the goals and objectives of this Association. Initially, the Executive Board shall provide to management and the Board of Directors advice and recommendations concerning the Association's market, appropriate products and services and methods of effectively promoting and delivering them, the Association's role in its local community, and such other matters as may be agreed upon between the Executive Board and the Board of Directors. The Executive Board shall regularly be furnished information concerning the Association's performance and plans sufficient to enable its members to assess the appropriateness and feasibility of courses of action which the Executive Board may wish to consider recommending. The function of the Executive Board shall be more fully delineated in a Charter established by management of the Association, which shall be proposed by the Executive Board and adopted by it after revision, if any, and approval by the Board of Directors. The Board of Directors, by resolution adopted by a majority of the Board, may from time to time create and appoint such committees of the Executive Board which shall have and may exercise such duties and responsibilities as may be prescribed by the Board of Directors.

     Executive Board members shall have no power to vote, shall not have any authority to direct, nor any responsibility for the direction of, the management of this Association, and shall not be entitled to any of the rights and privileges of other Directors, except for the receipt of compensation and reimbursement for expenses incurred in attending meetings of the Executive Board as may be fixed by the Board of Directors. Executive Board members shall be subject to the duties of loyalty and of confidentiality which are applicable to Directors.


                             Article II: Section 2.2

                                   ARTICLE II.

                               BOARD OF DIRECTORS


     The Executive Board shall meet at such time and place as is established or required by management of this Association.

Restated:         3/23/92
               ----------
Amended:          5/24/93
               ----------
Amended:         12/10/93
               ----------
Amended:          4/25/94
               ----------


                             Article II: Section 2.2

                                   ARTICLE II.

                               BOARD OF DIRECTORS



     Section 2.3. QUALIFICATION, ELECTION AND TERM OF OFFICE. Directors shall hold qualifying shares of stock of a value meeting the requirements of the National Bank Act and regulations promulgated pursuant thereto. Directors shall be elected at the annual shareholder meeting or at any special shareholder meeting, or by the Board of Directors to fill vacancies, as provided by law or by these bylaws. Each director shall take and subscribe his or her oath of office in form and manner required by law before entering upon his or her duties of such director.

     At each annual election each director shall be elected to hold office for one year and until his or her successor is elected and has qualified, or until his or her death, or until he or she shall resign or shall have become disqualified or shall have been removed from office. Any director who fails to own qualifying stock in the amount and manner provided by the National Bank Act and regulations promulgated pursuant thereto shall be disqualified and, without the necessity of any formal resignation, shall cease to be a director, provided that no action of the Board of Directors, based upon the vote or written consent of such disqualified director, shall be invalidated by reason of such disqualification until notice of such disqualification shall have been served upon or come to the attention of the Board of Directors.

Restated:         3/23/92
               ----------



                             Article II: Section 2.3

                                   ARTICLE II.

                               BOARD OF DIRECTORS



     Section 2.4. QUORUM AND MANNER OF ACTING. A majority of all the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting and, except as otherwise expressly provided by law or by these bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any Director may participate in the transaction of business and vote in any meeting of the Board of Directors by telephone and such Director's participation shall count towards determination of a quorum hereunder. Such telephonic participation shall be treated in the same manner as if such Director was physically present at the meeting. The transaction of business by use of proxy vote is not authorized. In the absence of a quorum a majority of the directors present, or if only one director shall be present, such director, may adjourn any meeting to a day certain or from day to day or from time to time until a quorum is in attendance. Notice of adjourned meeting need not be given, except as required by law.

     In the event of an emergency declared by the President of the United States or by the person performing the President's functions, or of a disaster of sufficient severity to prevent the direction of this Association by the Board as contemplated by these bylaws, a majority of the members of the Board who are available for the transaction of business shall constitute a quorum and be vested with all the authority of the Board except as to transactions which, by the laws of the United States, require approval by a greater number of directors.

Restated:         3/23/92
               ----------


                             Article II: Section 2.4

                                   ARTICLE II.

                               BOARD OF DIRECTORS



     Section 2.5. ORGANIZATIONAL MEETING. The Board of Directors shall meet for the purpose of organization and the transaction of other business as soon as practicable after the annual shareholder meeting at which they have been elected. The meeting may be held on the same day and at the same place as the shareholder meeting, or, if permitted by law, as may be otherwise provided by vote of the shareholders at said shareholder meeting. Notice of such meeting need not be given.

     At the first meeting of the Board of Directors hereinabove described the newly elected and re-elected directors shall proceed to take their oaths, elect officers, establish or approve salary programs, approve committees of the Board and management, and otherwise organize the Board. The Board may transact such other business as may properly come before the meeting.

     In addition to the officers of this Association enumerated in Section 4.1 of Article IV of these bylaws, the Board shall proceed to elect a secretary to the board in accordance with Section 4.10 below who shall act as such until the next annual meeting of the Board of Directors or until his or her successor shall have been elected. The secretary to the board shall also act as secretary of shareholder meetings of this Association.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article II: Section 2.5

                                   ARTICLE II.

                                BOARD OF DIRECTORS




     Section 2.6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held in accordance with a Schedule of Meetings established by the Chairman of the Board at the main office of this Association or at such other place or places as may be authorized or hereinafter provided. The regular April meeting may be held immediately following the Annual Meeting of the Shareholders and the organizational meeting of the Board of Directors. When any regular meeting of the Board of Directors falls upon a holiday, such meeting shall be held upon such other day as the Board of Directors may previously designate by resolution, and if no such other day be designated, the same meeting shall be held on the day immediately following the holiday, or holidays. The Board of Directors may cancel any regular meeting through an appropriate resolution adopted by the Board of Directors, and may, upon the vote of a majority of the directors present at any meeting, adjourn any meeting to a day certain or from day to day. Notice of adjourned meeting need not be given, except as required by law.

     Any regular meeting of the Board of Directors may be held at any other time or place where authorized by the Board of Directors at any prior meeting or by the Chairman of the Board, the Chief Executive Officer, or the President between meetings of the Board.

     Notice of regular meetings of the Board of Directors need not be given except in cases where the Chairman of the Board has designated a different day of meeting than that previously set for in his or her Schedule of Meetings, or has designated another place for such meeting in which event notice of such meeting, stating the time and place thereof, shall be given.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------



                             Article II: Section 2.6

                                   ARTICLE II.

                                BOARD OF DIRECTOR



     Section 2.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held whenever called by the Chairman of the Board, the Chief Executive Officer, or by any other officer designated to act on their behalf. Special meetings of the Board of Directors shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary to the Board at the written request of three or more directors. Special meetings shall be held at the main office of this Association or at such other locations as may be specified in the notice thereof.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article I: Section 2.9

                                   ARTICLE II.

                                BOARD OF DIRECTORS



     Section 2.8. ACTIONS WITHOUT A MEETING. Any action required to be taken at a meeting of the directors by the bylaws of this Association may be taken without a directors meeting if consent in writing, setting forth the action so taken, is signed by all directors entitled to vote with respect to the subject matter thereof.

Restated:         3/23/92
               ----------




                             Article II: Section 2.8

                                   ARTICLE II.

                                BOARD OF DIRECTORS



     Section 2.9. SPECIAL MEETINGS - NOTICE. Notice of special meetings shall be given by written or printed notice, by telegraph, by telephone, by facsimile transmission, or orally, provided that oral notice is confirmed in writing.

     A record of such notice shall be entered upon the minutes of any special meeting of the Board of Directors, and the said minutes on being read and approved at any subsequent meeting of the Board shall be conclusive upon the question of service.

     The attendance of any director at any regular or special meeting of the Board of Directors, or a prior or subsequent consent thereto, shall constitute a waiver of any such notice and a consent to the holding of such meeting and to the consideration and action upon all matters which may come before such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Restated:         3/23/92
               ----------


                             Article II: Section 2.9

                                   ARTICLE II.

                                BOARD OF DIRECTORS



     Section 2.10. ORGANIZATION. At any meeting of the Board of Directors, the Chairman of the Board, or in the absence of such person, the Vice Chairman, or in the absence of such person, a director to be chosen by a majority of the directors present, shall act as Chairman. The Secretary of the Board, or in the Secretary's absence such person as may be designated by the presiding director, shall act as Secretary of the meeting and keep the minutes thereof.

Restated:         3/23/92
               ----------
Amended          12/10/93
               ----------



                             Article II: Section 2.10

                                   ARTICLE II.

                                BOARD OF DIRECTORS



     Section 2.11. ORDER OF BUSINESS. At all meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may from time to time by resolution determine, or in the absence of such determination as the Chairman of the meeting may determine. To the extent the Board elects to establish committees of the Board, copies of the minutes of meetings of such committees, approved by such committees since the last meeting of the Board of Directors, shall be made available to each director present, and the activities of such committee shall be reviewed in depth by a member of that committee. Notation of such review shall be entered upon the minutes of the Board of Directors.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article II: Section 2.11

                                   ARTICLE II.

                                BOARD OF DIRECTORS



     Section 2.12. RESIGNATIONS. Any director of this Association may resign at any time by giving written notice of his or her resignation to the Chairman of the Board, the Chief Executive Officer, the President or to the Secretary to the Board of this Association. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article II: Section 2.12

                                   ARTICLE II.

                                BOARD OF DIRECTORS




     Section 2.13. VACANCIES. Any vacancy in the Board of Directors caused by death, resignation, removal, or any other cause, including disqualification as provided in Article II, Section 2.3 of these bylaws, and any newly created directorship, shall be filled as soon as deemed practical under the circumstances, by a majority vote of the remaining directors in office, including any director whose resignation from the Board becomes effective at a future time, though less than a quorum, or by a sole remaining director, provided that any vacancy not filled by the directors may be filled at any special shareholder meeting by vote of shareholders entitled to exercise a majority of the voting power of this Association. Each director so elected shall hold office for a term to expire at the next annual election of directors and until his or her successor shall be duly elected and qualified, or until his or her death, or until he or she shall resign or shall have become disqualified or shall have been removed from office in the manner herein provided. During the existence of any vacancy, howsoever caused, the remaining directors shall possess and exercise all of the powers of the Board of Directors.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article II: Section 2.13

                                   ARTICLE II.

                                BOARD OF DIRECTORS



     Section 2.14. COMPENSATION. Directors shall receive such compensation as may be fixed by the Board of Directors. Directors may receive compensation, fees, and reimbursement of expenses as may be fixed by the Board for services on any committee of the Board or for any special services rendered upon and under the direction of the Board.

Restated:         3/23/92
               ----------


                             Article II: Section 2.14

                                  ARTICLE III.

                                   COMMITTEES



     Section 3.1. EXECUTIVE COMMITTEE. During the intervals between the meetings of the Board of Directors the general authority of the Board of Directors may be vested in an Executive Committee. To the extent one is established, and subject to the review of its actions by the Board of Directors, the Executive Committee shall decide questions of corporate policy and shall counsel with and aid the officers of this Association in matters concerning its interests and the management of its business, except that such committee shall have no power or authority as to the following:

     -    The adoption, amendment, or repeal of the bylaws;
     -    The declaration of dividends; and
     - Any other action prohibited by law or by ruling of a regulatory authority.

     The Board of Directors may designate three or more of its number as an Executive Committee which may meet at stated times or on notice to all by any of its number. The Chairman of the Board, the Chief Executive Officer, and/or the President may be members of the Executive Committee.

     The Board of Directors may elect the Chairman of the Executive Committee and may appoint one or more Vice Chairman of the Executive Committee. All members of the Executive Committee shall enjoy the same privilege of voice and vote and shall have the same rights and duties.

     A majority of all members of the Executive Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee.

     In the absence or disqualification of any member of the Executive Committee, absent objection by any qualified member or members thereof present at any meeting, whether or not a quorum has been constituted, the Secretary may invite another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     The Executive Committee is authorized to appoint a Secretary, who need not be a member of the Board of Directors, and such other officers as it may deem necessary or advisable and may make such rules and regulations as it shall deem necessary or advisable, consistent with these bylaws and resolutions of the Board.

     The Executive Committee shall keep true and correct minutes of all meetings. Copies of such minutes shall be filed with the Board of Directors prior to each regular meeting of the Board of Directors.

                            Article III: Section 3.1

                                  ARTICLE III.

                                   COMMITTEES



     In the event of an emergency declared by the President of the United States or by the person performing his functions, or of a disaster of sufficient severity to prevent the direction of this Association by its directors and officers as contemplated by these bylaws, and in the event of the unavailability, at such time, of a minimum of two members of any then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and direction of the affairs and business of this Association, including, but not limited to, all the powers reserved to or vested in other committees of the Board of Directors as well as the Executive Committee.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                            Article III: Section 3.1

                                  ARTICLE III.

                                   COMMITTEES



     Section 3.2. AUDIT COMMITTEE. The Board of Directors may appoint an Audit Committee consisting of a minimum of two directors. The Audit Committee's responsibility is to insure that the Association has a strategic audit plan and an efficient and effective audit program, consistent with generally accepted auditing standards. The strategic plan and audit program shall contribute to the goals and objectives of the Association. The Committee shall have authority to employ such assistance in the performance of its duties as it may deem necessary.

     The Audit Committee shall report significant audit matters on a timely basis to the Board of Directors. External audit reports and Trust Division audit reports, together with action taken thereon, shall be noted in the minutes of the Board of Directors.

     The Audit Committee shall perform such other duties as the Board of Directors or any Executive Committee may from time to time assign.


Restated:         3/23/92
               ----------
Amended:          7/19/93
               ----------
Amended:         12/10/93
               ----------



                            Article III: Section 3.2

                                  ARTICLE III.

                                   COMMITTEES



     Section 3.3. TRUST COMMITTEE. The Board of Directors may appoint a Trust Committee.

     To the extent one is established, the Trust Committee is responsible for the proper exercise by this Association of its fiduciary powers. All matters pertinent thereto, including the determination of policy, the investment and disposition of property held in a fiduciary capacity, and the direction and review of actions of officers and committees utilized by this Association in the exercise of its fiduciary powers, are the responsibility of this Committee, acting for the Board. In discharging this responsibility the Trust Committee may assign, by action duly entered in the minutes of its meetings, the administration of such of the fiduciary powers of this Association as it may consider proper to assign to such officer or officers or committee or committees as it may designate.

     Through appropriate assignment of performance of responsibility, direct inquiry on a regular or periodic basis, or other means determined by the Committee, any Trust Committee shall ensure compliance by the Trust Division with laws, regulations, rulings governing operations of the Trust Division including:

          1. The proper acceptance of fiduciary accounts and the maintenance of written records of all such acceptances and of all relinquishments of fiduciary accounts.

          2. As required by law, the periodic review of all trust accounts to determine the advisability of retaining or disposing of the assets held in each fiduciary account where the bank has investment responsibilities.

          3. The designation, employment, or retention of legal counsel, to provide counsel readily available to pass upon fiduciary matters and to advise the Trust Division.

          4. The periodic review of the extent of utilization by the Trust Division of personnel and facilities of other divisions and offices of this Association, to preserve the separate identity of the Trust Division.

     The Trust Committee shall hold formal meetings as a committee, shall maintain separate minutes of all meetings held and of actions taken, and shall report its actions and recommendations at regular meetings of the Board of Directors.


                            Article III: Section 3.3

                                  ARTICLE III.

                                   COMMITTEES


Restated:         3/23/92
               ----------











                            Article III: Section 3.3
                                                                         Page 29

                                  ARTICLE III.

                                   COMMITTEES



     Section 3.4. OTHER COMMITTEES OF THE BOARD. The Board of Directors, by resolution or resolutions adopted by a majority of the whole Board, may from time to time create and appoint any committee or committees which shall in each case have and may exercise insofar as permitted by law such duties, responsibilities, and authority as may be prescribed by the Board of Directors.

     A majority of all the members of any such committee may determine its action and fix the time and place, whether within or without the State of Colorado, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President pursuant to the authority of the Board to appoint such committee, shall have power to, with or without cause, change the members of any such committee, to fill vacancies and to dissolve any such committee at any time.

     Any committee may appoint one or more sub-committees, of its own members, to advise with such committee, or to apportion the work of such committee.

     Section 3.4.1 OTHER COMMITTEES. The Board of Directors may appoint other committees from time to time, the members of which may or may not be directors of this Association, to perform such limited or specific duties or functions as the Board from time to time may prescribe.

     Any committee may appoint one or more sub-committees, of its own members, to advise with such committee, or to apportion the work of such committee.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                            Article III: Section 3.4

                                  ARTICLE III.

                                   COMMITTEES



     Section 3.5. RESIGNATIONS. To the extent the Board elects to establish a committee of the Board, any member of such committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, the Chief Executive Officer, or the Secretary to the Board of this Association. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the Chief Executive Officer, or the Secretary, as the case may be; unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

Restated:         3/23/92
Amended:         12/10/93


                            Article III: Section 3.5

                                  ARTICLE III.

                                   COMMITTEES



     Section 3.6. QUORUM. A majority of all the members of any Committee, exclusive of ex-officio members, if any, shall constitute a quorum for the transaction of business at any meeting. However, ex-officio members, if present at any meeting, shall be counted in determining the presence of a quorum. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

     In the absence of a quorum a majority of the members present, or if only one member is present, such member, may adjourn any meeting to a day certain or from time to time until a quorum is in attendance. Notice of an adjourned meeting need not be given.

Restated:         3/23/92
               ----------


                            Article III: Section 3.6

                                   ARTICLE IV.

                                    OFFICERS



     Section 4.1. NUMBER AND TITLES. The following official designations for corporate officers are established for this Association:

                         CORPORATE TITLES
                         ----------------

                         Chairman of the Board
                         Chief Executive Officer
                         Chairman of any Executive Committee
                         President
                         Executive Vice President (one or more)
                         Senior Vice President (one or more)
                         Area President/Area Manager (one or more)
                         Vice President (one or more)
                         Controller
                         General Auditor
                         Secretary to the Board of Directors
                         Assistant Vice President (one or more)
                         Banking Officer


     In addition to the above, the Board of Directors or any Executive Committee may elect such officers with such titles as it may from time to time find are required for the transaction of the business of this Association. Precedence among officers shall be determined by the Board of Directors or any Executive Committee.

     Official titles may be used in combination, when so determined in the manner outlined in Section 4.2 of this Article, except that one officer shall not be designated as Chairman of the Board, Chief Executive Officer, or President, and the officer designated pursuant to Section 4.7 below to perform the duties of a cashier as the same may be prescribed by applicable law and regulation.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article IV: Section 4.1

                                   ARTICLE IV.

                                    OFFICERS



     Section 4.2. ELECTION, APPOINTMENTS AND REMOVALS. The officers shall be elected or appointed by the Board of Directors at the annual organizational meeting (the first meeting after the election of the Board) and shall hold office at the pleasure of the Board. Other officers, either in addition to or in place of officers elected at the organizational meeting of the Board, may also be appointed by the Board of Directors or by any Executive Committee at any regular or special meeting during the year.

     The authority of the Board of Directors to appoint Banking Officers is delegated, without restriction, to the Chairman of the Board and the Manager of the Southwest Region Human Resources Management Group, each of whom may appoint members of the staff to the title of Banking Officer, which appointees shall hold office at the pleasure of the Board or until their appointment is terminated by the appointing authority, whichever occurs first.

     Notwithstanding anything to the contrary contained in these bylaws, the authority of the Board of Directors to dismiss officers at pleasure is delegated, without restriction, to the Chairman of the Board and to the Manager of the Southwest Region Human Resources Management Group, each of whom is authorized to dismiss any officer of equal or lesser corporate title, or to appoint an officer to a corporate title in a lower level than that to which he or she was elected by the Board of Directors, or to appoint an officer to a corporate title or position of a lower salary grade or level than that to which he or she was elected by the Board of Directors, or to remove a corporate title from any officer of equal or lesser corporate title.

Restated:         3/23/92
               ----------
Amended:         12/10/93



                             Article IV: Section 4.2

                                   ARTICLE IV.

                                    OFFICERS



     Section 4.3. DUTIES AND BONDS. The accountabilities, responsibilities and authority of the officers shall be as provided by law, or specifically set forth in these bylaws, or shall be such as have been or may be prescribed and established by the Board of Directors or any Executive Committee at any time or from time to time. For officers whose major accountabilities and responsibilities are set forth in these bylaws, the Chairman of the Board, the Chief Executive Officer, the President or officer acting under the authority of the Chairman of the Board, the Chief Executive Officer or the President may, at any time or from time to time, add new or collateral accountabilities and responsibilities to meet the needs of this Association.

     Accountabilities and responsibilities of officers shall be such as have been set forth in job description summaries prepared and approved in accordance with procedures established by the Chairman of the Board, the Chief Executive Officer, or the President, or their designee.

     Authority of officers to sign documents on behalf of this Association shall be prescribed in Article V of these bylaws. When the signatures of two officers are required, a person holding two offices shall act or sign only in his or her capacity as one of such officers.

     The Board of Directors shall provide for such fidelity insurance and surety bonds covering the officers and employees of this Association as it may determine to be prudent and advisable in the interest of this Association.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article IV: Section 4.3

                                   ARTICLE IV.

                                    OFFICERS




     Section 4.4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board of Directors and shall preside as Chairman at meetings of the Board and as Chairman at shareholder meetings.

     Section 4.4.1. VICE CHAIRMAN. During the absence or inability of the Chairman of the Board to so act, or if otherwise so requested by the Chairman, the Vice Chairman shall perform the duties and have the authority of the Chairman of the Board. In the absence or disability of such officer and if another officer shall have not been designated by the Chairman of the Board, an officer designated by the Board of Directors shall perform such duties and have such authority.

     Section 4.4.2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be a member of the Board of Directors and shall have general executive supervision of the business and affairs of the Association and over its several officers.

     Section 4.4.3. PRESIDENT. The President shall be a member of the Board of Directors and shall have general executive supervision of the business and affairs of the Association and over its several officers, as directed by the Board, the Chairman of the Board, and the Chief Executive Officer.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article IV: Section 4.4
                                                                         Page 36

                                   ARTICLE IV.

                                    OFFICERS



     Section 4.5. AREA PRESIDENT/AREA MANAGER. The Board of Directors may elect one or more Area Presidents/Area Managers with such accountabilities, responsibilities, and authority as may be prescribed by the Chairman of the Board, the Chief Executive Officer, or the President.

     In addition to regularly assigned accountabilities and responsibilities, which shall be defined in job description summaries developed in accordance with
Section 4.3 of these bylaws, the Area Presidents shall serve on such committees, represent this Association at such meetings and conventions, and perform such other functions as may be directed by the Chairman of the Board, the Chief Executive Officer, or the President.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------



                             Article IV: Section 4.5

                                   ARTICLE IV.

                                    OFFICERS



     Section 4.6. VICE PRESIDENTS. The Board of Directors may elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents (collectively, the "Vice Presidents") with such accountabilities, responsibilities, and authority as may be prescribed by the Chairman of the Board, the Chief Executive Officer, or the President.

     In addition to regularly assigned accountabilities and responsibilities, which shall be defined in job description summaries developed in accordance with
Section 4.3 of these bylaws, the Vice Presidents shall serve on such committees, represent this Association at such meetings and conventions, and perform such other functions as may be directed by the Chairman of the Board, the Chief Executive Officer, or the President.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article IV: Section 4.6

                                   ARTICLE IV.


                                    OFFICERS



     Section 4.7. DELEGATION OF DUTIES GENERALLY PERFORMED BY CASHIER. The officer designated by the Board of Directors as its Secretary pursuant to
Section 4.10 shall also perform and discharge the duties of a cashier as the same may be prescribed by applicable law and regulation.

     In addition to regularly assigned accountabilities and responsibilities, which shall be defined in job description summaries developed in accordance with
Section 4.3 of these bylaws, the designated officer shall serve on such committees, represent this Association at such meetings and conventions, and perform such other functions as may be directed by appropriate authority.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article IV: Section 4.7

                                   ARTICLE IV.

                                    OFFICERS



     Section 4.8. CONTROLLER. Under the direction of the Chairman of the Board, the Chief Executive Officer, the President or the officer acting under the authority of the Chairman of the Board, the Chief Executive Officer, or the President, the Controller shall have supervision of and be responsible for corporate accounting, including tax accounting, investment accounting, cost accounting, and related accounting functions and for reporting of the fiscal results of operations.

     When directed by the Chairman of the Board, the Chief Executive Officer, the President or the officer acting under the authority of the Chairman of the Board, the Chief Executive Officer, or the President, the Controller shall be responsible through designated supervisors for the effective operations of other organizational groupings with duties related to the fiscal functions.

     In addition to regularly assigned accountabilities and responsibilities, which shall be defined in job description summaries developed in accordance with
Section 4.3 of these bylaws, the Controller shall serve on such committees, represent the bank at such meetings and conventions, and perform such other functions as may be directed by appropriate authority.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article IV: Section 4.8
                                                                         Page 40

                                   ARTICLE IV.

                                    OFFICERS



     Section 4.9. GENERAL AUDITOR. The Board of Directors shall appoint a General Auditor.

     The General Auditor, with the concurrence of the Board of Directors, shall develop and implement a strategic audit plan, and an efficient and effective audit program consistent with generally accepted auditing standards. The strategic plan and audit program shall contribute to the goals and objectives of this Association.

     The General Auditor shall have access to all Association records and personnel necessary for the timely completion of official duties.

     The General Auditor shall be accountable to the Board of Directors, for administrative purposes the General Auditor shall be responsible to the Chairman of the Board.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article IV: Section 4.9
                                                                         Page 41

                                   ARTICLE IV.

                                    OFFICERS



     Section 4.10. SECRETARY TO THE BOARD OF DIRECTORS. The Board of Directors shall elect an officer of this Association as Secretary to the Board. The Secretary shall also serve in that capacity at shareholder meetings.

     Under the direction of the Chairman of the Board, the Secretary is responsible to prepare the agenda and to make other arrangements for shareholder meetings, and Board of Directors, and to prepare minutes thereof, and to generally maintain the official corporate records of the Association.

     The Secretary may be assigned other duties and responsibilities which shall be defined in accordance with Section 4.3 of the bylaws. The Secretary need not be a member of the Board of Directors.

     Section 4.10.1. ASSISTANT SECRETARY TO THE BOARD OF DIRECTORS. The Board of Directors may elect one or more Assistant Secretaries who, in the absence of the Secretary, shall perform the duties of the latter office.

     The Assistant Secretaries may be assigned other duties and responsibilities which shall be defined in accordance with Section 4.3 of these bylaws.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article IV: Section 4.10
                                                                         Page 42

                                   ARTICLE IV.

                                    OFFICERS



     Section 4.11. LOANS TO OFFICERS. Except for limitations on loans to executive officers, within the meaning of the term "executive officer" as set forth below for specific application to the provisions of this section, management is hereby authorized to extend credit to any officer of this Association deemed eligible for credit under prudent lending policies, and under rates, terms, and other conditions as provided for under relevant laws, rules and regulations.


     Management shall establish procedures that provide for loan approvals either in a division or office other than the division or office to which the officer loan applicant is assigned or, if within the same office or division, by a lending officer at least one level senior to the immediate supervisor of the applicant, provided however, that all loans and extensions of credit to Senior Vice Presidents shall be referred to and approved by the Chief Credit Officer of the Association or his or her designee.


     Officers whose positions are other than those listed in the definition of "executive officer" shall be deemed to be responsible only for the administration of policy and, within prudent lending policy, shall be eligible for loans beyond limits established for executive officers.


     Section 4.11.1. LOANS TO EXECUTIVE OFFICERS. For the purpose of determining eligibility for loans by this Association, an "executive officer" is defined, to the exclusion of all other officers of the Association, as those individuals designated from time to time be a resolution of the Board of Directors in accordance with Federal Reserve Regulation O.


     Management is hereby authorized to extend loans to executive officers within the limitations and for the purposes prescribed by current laws and by regulations and rulings of the Comptroller of the Currency. The terms "loans" shall include all extensions of credit set forth in such laws, regulations, and rulings. Permissible exclusions, as advances for travel or other expenses on behalf of this Association and allowances for indebtedness under time credit accounts, bank credit card, and similar plans, are authorized for this Association.


                      Article IV: Section 4.11 (continued)
                                                                         Page 43

                                   ARTICLE IV.

                                    OFFICERS



     Within established limitations and subject to prudent judgment, loans to an executive officer may be approved by the Chief Credit Officer, or in his absence his designee possessing appropriate lending authority. Internal reporting procedures for borrowings by executive officers, including borrowings from other banks, shall conform to regulations of the Comptroller of the Currency.


     The existence of loans beyond established limitations for executive officers shall in no way preclude consideration of officers for promotions or committee assignments which would change their status to executive officers.


                      Article IV: Section 4.11 (continued)
                                                                         Page 44

                                   ARTICLE IV.

                                    OFFICERS

     Provisions of this section do not apply to any extension of credit, regardless of amount, contracted or otherwise entered on for purposes of protecting this Association against loss.

Restated:        3/23/92
               ----------
Amended:         12/10/93
               ----------

Amended:         04/24/95
               ----------



                      Article IV: Section 4.11 (continued)
                                                                         Page 45

                                   ARTICLE IV.

                                    OFFICERS










                      Article IV: Section 4.11 (continued)
                                                                         Page 46

                                   ARTICLE V.

                               BOARD OF DIRECTORS



     Section 5.1. FISCAL YEAR. The fiscal year of this Association shall be the calendar year.

Restated:         3/23/92
               ----------



                             Article V: Section 5.1
                                                                         Page 47

                                   ARTICLE V.

                               BOARD OF DIRECTORS



     Section 5.2. RECORDS. The Articles of Association, the bylaws and the proceedings of all shareholder meetings, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Assistant Secretary, or other officer appointed to act as Secretary of the meeting.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------



                             Article V: Section 5.2
                                                                         Page 48

                                   ARTICLE V.

                               BOARD OF DIRECTORS



     Section 5.3. EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of this Association by the Chairman of the Board, Chief Executive Officer, President, or Chairman of any Executive Committee, or any Executive Vice President, Area President/Area Manager, Senior Vice President, or Vice President, or the Secretary, or if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any officer assigned to the trust department. Any such instruments may also be executed, acknowledged, verified. delivered, or accepted in behalf of this Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 5.3 are supplementary to any other provisions of these bylaws.

Restated:         3/23/92
               ----------


                             Article V: Section 5.3
                                                                         Page 49

                                   ARTICLE VI.

                               OPENING AND CLOSING



     Section 6.1. DAYS AND HOURS OF BUSINESS. This Association and the various offices thereof shall be open for business on such days of the year, excepting those days designated by law as days which banks are required to remain closed, and during such hours of the day as the Board of Directors or management may prescribe, it being understood that such days or hours of the day on which the various offices of this Association close or remain open for business may be varied depending upon the circumstances.

Restated:         3/23/92
               ----------


                             Article VI: Section 6.1
                                                                         Page 50

                                   ARTICLE VI.

                               OPENING AND CLOSING



     Section 6.2. EMERGENCY CLOSING. In the event either fire, flooding, extreme weather, riot, insurrection or other emergency conditions is determined by the Chairman of the Board or Chief Executive Officer to pose an immediate threat to bank property or to the personal safety of members of its staff, the Chairman of the Board or Chief Executive Officer may, on his or her own initiative, suspend business and temporarily close the office or offices directly threatened.

     Under the above conditions of temporary closure during established banking hours, the Chairman of the Board or Chief Executive Officer shall exert every feasible effort to direct the usual business of offices closed to the nearest offices which are not affected by the emergency conditions.

     Authority established under this Section may be delegated by the Chairman of the Board or Chief Executive Officer to one or more senior management officers.

     Circumstances attending suspensions of business shall be reported at the next regular meeting of the Board of Directors or any Executive Committee, whichever occurs first.

     Section 6.2.1. EMERGENCY PREPAREDNESS. During an emergency declared under the authority of the office of the President of the United States - or during a disaster of sufficient severity to prevent the direction of this Association by its directors and officers as contemplated by these bylaws - available officers and other staff members shall endeavor to conduct the affairs of this Association under the general guidance of such directors as may be available (Sections 2.4 and 3.1 of these bylaws) and under the supervision of the most senior officer available determined in order of precedence from the following (precedence between or among officers of the same title shall be determined by length of service in that position):
          President
          Executive Vice President
          Area President/Area Manager
          Senior Vice President
          Vice President

who shall assume the office of Chairman of the Board and Chief Executive Officer, with all the responsibilities and authority of that office, using as a headquarters any available banking office of this Association.


                             Article VI: Section 6.2

                                   ARTICLE VI.

                               OPENING AND CLOSING



     Upon assumption of office, the Chairman of the Board and Chief Executive Officer shall appoint such other officers as are required to maintain the business of this Association.

     Persons dealing with this Association may accept a certification by any three officers that a specified individual is acting as Chairman of the Board and Chief Executive Officer or that a specified individual is acting as a designated officer in accordance with these bylaws, and that anyone accepting such certification may continue to consider it in force until notified in writing of change.


                             Article VI: Section 6.2
                                                                         Page 52

                                   ARTICLE VI.

                               OPENING AND CLOSING




     Officers who have assumed or have been appointed to temporary offices under this section of the bylaws shall continue in this office until they resign, at which time they shall be replaced in the same manner prescribed for their assumption of office; until they have been replaced by the return to duty of a regularly elected officer of higher precedence; or until they have been replaced by a duly constituted Board of Directors.

     The office of this Association at which its business shall be conducted shall be the Home Office thereof and branch offices at any other legally authorized locations which may be leased or acquired by this Association to carry on its business. During an emergency resulting in any authorized place of business of this Association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the location theretofore authorized, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                       Article VI: Section 6.2 (continued)
                                                                         Page 53

                                  ARTICLE VII.

                                WAIVER OF NOTICE



     Section 7.1. WAIVER OF NOTICE. Whenever any notice whatever is required to be given by law or by these bylaws or the Articles of Association, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.

Restated:         3/23/92
               ----------


                            Article VII: Section 7.1
                                                                         Page 54

                                  ARTICLE VIII.

                       SHARES OF STOCK AND THEIR TRANSFER



     Section 8.1. CERTIFICATES OF STOCK. Certificates for shares of capital stock of this Association shall be in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President, or any Executive Vice President, and by the Secretary, or an Assistant Secretary and shall bear the seal of this Association or a facsimile thereof. The signature of such officers thereon may be facsimiles. In case of a lost, stolen or destroyed certificate, a new one may be issued therefor upon such terms and indemnity to this Association as the Board of Directors may prescribe

Restated:         3/23/92
               ----------


                            Article VIII: Section 8.1

                                  ARTICLE VIII.

                       SHARES OF STOCK AND THEIR TRANSFER



     Section 8.2. TRANSFER OF STOCK. Transfer of shares of capital stock of this Association shall be made only on the books of the Association by the registered holder thereof or by his or her attorney thereunto authorized by a power of attorney duly executed, and on surrender of the certificate or certificates of such shares properly endorsed or accompanied by a proper instrument of transfer. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, registration, transfer and replacement of certificates for shares of capital state of this Association and may appoint one or more transfer agents, transfer clerks or registrars. This Association shall be entitled to treat the holder of record of any share or shares of capital stock as the owner thereof in fact.

Restated:         3/23/92
               ----------


                            Article VIII: Section 8.2

                                  ARTICLE VIII.

                       SHARES OF STOCK AND THEIR TRANSFER



     Section 8.3. CLOSING OF TRANSFER BOOKS. The transfer books may be closed for the purpose of any meeting of shareholders or the payment of dividends or for any other purpose, at such time and for such period not exceeding 50 days, as the Board of Directors may direct. In lieu of closing the transfer books, the Board of Directors may in its discretion fix a day and hour not more than 50 days prior to the day designated for the holding of any meeting of the shareholders or the day appointed for the payment of any dividends or for any other purpose at the time as of which shareholders entitled to notice of and to vote at such meeting or to receive such dividend or to be treated as shareholders for such other purpose shall be determined, and only shareholders of record at such time shall be entitled to notice of or to vote at such meeting or to receive such dividends or to be treated as shareholders for such other purpose.

Restated:         3/23/92
               ----------


                            Article VIII: Section 8.3
                                                                         Page 57

                                   ARTICLE IX.

                                      SEAL

     Section 9.1. SEAL. The seal of the Association shall not be requisite to the validity of any instrument executed by or on behalf of the Association. Nevertheless, if in any instance such seal is used, the same shall be in the form impressed on the margin of this Article IX. Said seal, if required, may be affixed imprinted or reproduced by facsimile on any instrument or document, including certificates for shares of stock of this Association by the Secretary, Assistant Secretary, or any other individual acting on their behalf or at their direction.

Restated:         3/23/92
               ----------
Amended:         12/10/93
               ----------


                             Article IX: Section 9.1

                                   ARTICLE X.

                                     BYLAWS

     Section 10.1. INSPECTION. A copy of the bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal banking house of this Association, and shall be open for inspection to all shareholders, during banking hours.

Restated:         3/23/92
               ----------


                            Article IX: Section 10.1

                                   ARTICLE X.

                                     BYLAWS



     Section 10.2. AMENDMENTS TO BYLAWS. These bylaws may be altered, amended, or repealed, or new bylaws may be adopted, at any regular meeting of the Board, without prior notice, or at any special meeting called for this purpose, by a vote of the majority of the whole number of Directors.

Restated:         3/23/92
               ----------


                             Article X: Section 10.2
                                                                         Page 60

                                    CERTIFICATION




    I, Leo L. Miller, the duly elected secretary of First Interstate Bank of Denver, N.A., a national banking association, hereby certify that the attached is a true and correct copy of the Amended and Restated Bylaws of the Association as of the date of this certificate.


    IN WITNESS WHEREOF, I have executed this certificate this 7th day of June, 1995.



                             /s/  Leo L. Miller
                             ------------------------------------
                             Leo L. Miller, Secretary
                             First Interstate Bank of Denver, N.A.

                                       EXHIBIT 3



                                 TREASURY DEPARTMENT       )
                                      OFFICE OF            )    SS:
                              COMPTROLLER OF THE CURRENCY  )

    I, DEAN E. MILLER. DEPUTY COMPTROLLER FOR TRUST AND SECURITIES. DO HEREBY CERTIFY THAT THE DOCUMENT HERETO ATTACHED IS A TRUE AND COMPLETE COPY. AS RECORDED IN THIS OFFICE, OF THE CERTIFICATE EVIDENCING THE RIGHT OF FIRST INTERSTATE BANK OF DENVER, NATIONAL ASSOCIATION, DENVER, COLORADO. TO ACT IN THE FIDUCIARY CAPACITIES THEREIN SPECIFIED. I FURTHER CERTIFY THAT THE POWERS THEREIN SPECIFIED ARE IN FULL FORCE AND EFFECT.


                                            IN TESTIMONY WHEREOF, I HAVE
                                            HEREUNTO SUBSCRIBED MY NAME
                                            AND CAUSED THE SEAL OF OFFICE
                                            OF THE COMPTROLLER OF THE
                                            CURRENCY TO BE AFFIXED TO
            [STATE SEAL]                    THESE PRESENTS AT THE TREASURY
                                            DEPARTMENT IN THE CITY OF
                                            WASHINGTON AND DISTRICT OF
                                            COLUMBIA, THIS THIRD DAY OF
                                            AUGUST, 1984

                                            /S/  DEAN E. MILLER
                                              DEPUTY COMPTROLLER
                                            FOR TRUST & SECURITIES

                                      [PICTURE]




    WHEREAS, FIRST INTERSTATE BANK OF DENVER, NATIONAL ASSOCIATION, located in Denver, State of Colorado, being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary

    AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority

    NOW THEREFORE, I hereby certify that the necessary approval has been given and that the said association is authorized to act in all fiduciary capacities permitted by such statutes.


                                                 IN TESTIMONY WHEREOF, witness
                                                 my signature and seal of
         [STATE SEAL]                            office this first day of
                                                 June, 1981.
                                                 /S/  (illegible)
                                                 Acting comptroller of the
                                                 currency



                                  Charter No. 12517

                                    EXHIBIT 4




                                   RESOLUTION


RESOLVED, that any and all indentures, trust agreements, deeds of trust, corporate mortgages, releases, satisfactions, agreements with issuing and paying agents or other instruments on behalf of this Bank in any trust, agency, or other fiduciary capacity, shall be signed by the President, any Executive Vice President, any Senior Vice President, any Vice President, or by any other officer designated by the Trust Committee.

RESOLVED, that authentications, registrations and other certifications to be signed by this Bank as trustee, fiscal agent, registrar or otherwise under any mortgage, deed of trust, trust agreement, agreement or other instrument authorizing the issuance and registration of bonds, debentures, notes or other obligations of any corporation, state, public agency or political subdivision, and trust certificates issued by this Bank or its agents shall be signed by any officer of this Bank under the designation of the title of such officer or under the designation of the title "Authorized Officer" or "Authorized Signature".








The above Resolution was adopted by the Board of Directors First Interstate Bank of Denver, N.A.
October 25, 1983

                                                         EXHIBIT 5


                                                                                    Board of Governors of the Federal Reserve System
                                                                                    OMB Number 7100-0036
                                                                                    Federal Deposit Insurance Corporation
                                                                                    OMB Number: 3064-0052
                                                                                    Office of the Comptroller of the Currency
                                                                                    OMB Number: 1557-0081
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL                                  Expires March 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               [ 1 ]
[LOGO]                                                      CONFIDENTIAL            Please refer to page i,
                                                                                    Table of Contents, for
                                                                                    the required disclosure
                                                                                    of estimated burden.

------------------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICE ONLY AND
TOTAL ASSETS OF $300 MILLION OR MORE -- FFIEC 032
                                                             (960930)
                                                            ----------
REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 1996          (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.
--------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for the State nonmember banks and three directors for State member and National banks.

I, Dennis M. Steen, Senior Vice President
  -----------------------------------------------------
   Name and Title of Officer Authorized to Sign Report of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

     /S/ Dennis M. Steen
----------------------------------------------
Signature of Officer Authorized to Sign Report

     October 25, 1996
----------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
and correct.

/S/ Roy M. Whitehead
----------------------------------------------
Director (Trustee)

/S/ Paul Watson
----------------------------------------------
Director (Trustee)

/S/ Joseph P. Stiglich
----------------------------------------------
Director (Trustee)

--------------------------------------------------------------------------------
For Banks Submitting Hard Copy Report Forms:

STATE MEMBER BANKS: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

------------------------------------------------------------------------------------------------------------------------------------
                                                                       [                                                           ]
FDIC Certificate Number |_|_|_|_|_|                                          Banks should afix the address label in this space.
                (RCRI 9050)
                                                                                CALL NO. 197      32           09-30-96  ___________
                                                                                STBK: 08-0350 01976    STCERT: 08-03009
                                                                                WELLS FARGO BANK (COLORADO), NA
                                                                                633 SEVENTEENTH STREET                   ___________
                                                                                DENVER CO 80270
                                                                                                                         ___________
                                                                             State Abbrev. (Text 9200)          ZIP Code (Text 9200)
                                                                       [                                                           ]

        Board of Governors of the Federal Reserve System, Federal Deposit
         Insurance Corporation, Office of the Comptroller of the Currency



Consolidated Reports of Condition and Income for
A Bank with Domestic Offices Only and Total Assets of $300 Million or More
------------------------------------------------------------------------------------------------------------------------------------

TABLE OF CONTENTS


SIGNATURE PAGE                                                    COVER    REPORT OF CONDITION

REPORT OF INCOME                                                           Schedule RC-Balance Sheet . . . . . . . . . . . RC-1, 2

Schedule RI-Income Statement . . . . . . . . . . . . . . . .RI-1, 2, 3     Schedule RC-A-Cash and Balances Due From
                                                                             Depository Institutions . . . . . . . . . . . . .RC-3
Schedule RI-A-Changes in Equity Capital. . . . . . . . . . . . . .RI-3
                                                                           Schedule RC-B-Securities. . . . . . . . . . .RC-3, 4, 5
Schedule RI-B-Charge-offs and Recoveries and
  Changes in Allowance for Loan and Lease Losses . . . . . . . RI-4, 5     Schedule RC-C-Loans and Lease Financing
                                                                             Receivables:
Schedule RI-C-Applicable Income Taxes by                                    Part I. Loans and Leases. . . . . . . . . . . RC-6, 7
  Taxing Authority . . . . . . . . . . . . . . . . . . . . . . . .RI-5       Part II. Loans to Small Businesses and
                                                                               Small Farms (included in the forms for
Schedule RI-E-Explanations . . . . . . . . . . . . . . . . . . RI-5, 6         June 30 only) . . . . . . . . . . . . . . RC-7a, 7b

                                                                           Schedule RC-D-Trading Assets and Liabilities
                                                                             (to be completed only by selected banks). . . . .RC-8

                                                                           Schedule RC-E-Deposit Liabilities . . . . . . .RC-9, 10

                                                                           Schedule RC-F-Other Assets. . . . . . . . . . . . RC-11

                                                                           Schedule RC-G-Other Liabilities . . . . . . . . . RC-11

                                                                           Schedule RC-K-Quarterly Averages. . . . . . . . . RC-12

                                                                           Schedule RC-L-Off-Balance Sheet Items . . RC-13, 14, 15

                                                                           Schedule RC-M-Memoranda . . . . . . . . . . . RC-16, 17

                                                                           Schedule RC-N-Past Due and Nonaccrual Loans,
DISCLOSURE OF ESTIMATED BURDEN                                               Leases, and Other Assets. . . . . . . . . . RC-18, 19

The estimated average burden associated with this information              Schedule RC-O-Other Data for Deposit
collection is 32.2 hours per respondent and is estimated to vary              Insurance Assessments . . . . . . . . . . . RC-20, 21
from 15 to 230 hours per response, depending on individual
circumstances.  Burden estimates include the time for reviewing            Schedule RC-R-Regulatory Capital. . . . . . . RC-22, 23
instructions, gathering and maintaining data in the required form,
and completing the information collection, but exclude the time            Optional Narrative Statement Concerning
for compiling and maintaining business records in the normal                 the Amounts Reported in the Reports
course of a respondent's activities.  Comments concerning the                of Condition and Income . . . . . . . . . . . . RC-24
accuracy of this burden estimate and suggestions for reducing
this burden should be directed to the Office of Information                SPECIAL REPORT (TO BE COMPLETED BY ALL BANKS)
and Regulatory Affairs, Office of Management and Budget,
Washington, D.C. 20503, and to one of the following:                       Schedule RC-J-Repricing Opportunities (sent only to
                                                                             and to be completed only by savings banks)
Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429


For information or assistance, national and state nonmember banks should contact the FDIC's Call Reports Analysis Unit, 550 17th
Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m.,
Eastern time.  State member banks should contact their Federal Reserve District Bank.


CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1996 - SEPTEMBER 30, 1996

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars

SCHEDULE RI - INCOME STATEMENT

                                                                                                  I380
                                                                                      Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------
                                                                                           RIAD
                                                                                           ----
1.  Interest income:
    a. Interest and fee income on loans:
       (1) Loans secured by real estate______________________________________________________4011   5,779   1.a.1
       (2) Loans to finance agricultural production and other loans to farmers_______________4024      92   1.a.2
       (3) Commercial and industrial loans___________________________________________________4012   5,681   1.a.3
       (4) Loans to individuals for household, family, and other personal expenditures:
           (a) Credit cards and related plans________________________________________________4054     410   1.a.4a
           (b) Other_________________________________________________________________________4055  13,903   1.a.4b
       (5) Loans to foreign governments and official institutions____________________________4056       0   1.a.5
       (6) Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
           (a) Taxable obligations___________________________________________________________4503       0   1.a.6a
           (b) Tax-exempt obligations________________________________________________________4504     652   1.a.6b
       (7) All other loans___________________________________________________________________4508     351   1.a.7
    b. Income from lease financing receivables:
       (1) Taxable leases____________________________________________________________________4505   4,802   1.b.1
       (2) Tax-exempt leases_________________________________________________________________4307       0   1.b.2
    c. Interest income on balances due from depository institutions (1)______________________4115       0   1.c
    d. Interest and dividend income on securities:
       (1) U.S. Treasury securities and U.S. Government agency and corporation
           obligations_______________________________________________________________________4027   3,398   1.d.1
       (2) Securities issued by states and political subdivisions in the U.S.:
           (a) Taxable securities____________________________________________________________4506       0   1.d.2a
           (b) Tax-exempt securities_________________________________________________________4507       0   1.d.2b
       (3) Other domestic debt securities____________________________________________________3657     435   1.d.3
       (4) Foreign debt securities___________________________________________________________3658       3   1.d.4
       (5) Equity securities (including investments in mutual funds)_________________________3659     103   1.d.5
    e. Interest income from trading assets___________________________________________________4069       0   1.e
    f. Interest income on federal funds sold and securities purchased under agreements to
       resell________________________________________________________________________________4020   3,003   1.f
    g. Total interest income (sum of items 1.a through 1.f)__________________________________4107  38,612   1.g
_________________
(1) Includes interest income on time certificates of deposit not held for trading.



SCHEDULE RI - CONTINUED
                                                                                       DOLLAR AMOUNTS IN THOUSANDS
__________________________________________________________________________________________________________________
 2.  Interest expense:
     a.  Interest on deposits:
         (1)  Transaction accounts (NOW accounts, ATS accounts, and     RAID     Year-to-date
              telephone and preauthorized transfer accounts)____________4508.....       1,064 ............   2.a.1
         (2)  Nontransaction accounts:
              (a)  Money market deposit accounts (NMDAs)________________4509.....       2,703 ............   2.a.2a
              (b)  Other savings deposits_______________________________4511.....         717 ............   2.a.2b
              (c)  Time certificates of deposit of $100,000 or more_____4174.....         139 ............   2.a.2c
              (d)  All other time deposits______________________________4512.....       1,387 ............   2.a.2d
     b.  Expense of federal funds purchased and securities sold under
         agreements to repurchase_______________________________________4180.....       6,372 ............   2.b
     c.  Interest on demand notes issued to the U.S. Treasury, trading
         liabilities, and on other borrowed money_______________________4185.....         914 ............   2.c
     d.  Interest on mortgage indebtedness and obligations under
         capitalized leases_____________________________________________4072.....           0 ............   2.d
     e.  Interest on subordinated notes and debentures__________________4200.....         375 ............   2.e
     f.  Total interest expense (sum of items 2.a through 2.e)__________4073.....      13,671 ............   2.f

 3.  Net interest income (item 1.g minus 2.f)___________________________4074.................       24,941   3.

 4.  Provisions:
     a.  Provision for loan and lease losses____________________________4230.................            0   4.a
     b.  Provision for allocated transfer risk__________________________4243.................            0   4.b

 5.  Noninterest income:
     a.  Income from fiduciary activities_______________________________4070.....       6,752 ............   5.a
     b.  Service charges on deposit accounts____________________________4080.....       8,024 ............   5.b
     c.  Trading revenue (must equal Schedule RI, sum of Memorandum
         items 8.a through 8.d)_________________________________________A220.....           0 ............   5.c
     d.  Other foreign transaction gains (losses)_______________________4076.....          72 ............   5.d
     e.  Not applicable
     f.  Other noninterest income:
         (1)  Other fee inocme__________________________________________5407.....       2,158 ............   5.f.1
         (2)  All other noninterest income *____________________________5408.....         396 ............   5.f.2
     g.  Total noninterest income (sum of items 5.a through 5.f)________4079.................       17,402   5.g

 6.  a.  Realized gains (losses) on held-to-maturity securities_________3521.................            0   6.a
     b.  Realized gains (losses) on available-for-sale securities_______3196.................           19   6.b

 7.  Noninterest expense:
     a.  Salaries and employee benefits_________________________________4135.....       5,339 ............   7.a
     b.  Expenses of premises and fixed assets (net of rental income)
         (excluding salaries and employee benefits and mortgage
         interest)______________________________________________________4217.....       3,444 ............   7.b
     c.  Other noninterest expense *____________________________________4092.....      15,425 ............   7.c
     d.  Total noninterest expense (sum of items 7.a through 7.c)_______4093.................       24,208   7.d

 8.  Income (loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4.a, 4.b, 5.g,
     6.a, 6.b, and 7.d)_________________________________________________4301.................       18,154   8.

 9.  Applicable income taxes (on time 8)________________________________4302.................        8,168   9.

10.  Income (loss) before extraordinary items and other adjustments
     (item 8 minus 9)___________________________________________________4300.................        9,986   10.

11.  Extraordinary items and other adjustments:
     a.  Extraordinary items and other adjustments, gross of income
         taxes *________________________________________________________4310.....           0 ............   11.a
     b.  Applicable income taxes (on item 11.a) *_______________________4315.....           0 ............   11.b
     c.  Extraordinary items and other adjustments, net of
         income taxes (item 11.a minus 11.b)____________________________4320.................            0   11.c

12.  Net income (loss) (sum of items 10 and 11.c)_______________________4340.................        9,986   12.


_______________
* Describe on Schedule 21-E - Explanations.

                                                                             5

                                                                                                                    5
SCHEDULE RI - CONTINUED
                                                                                                             I381  (-

                                                                                           Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
MEMORANDA
1. Interest expense incurred to carry tax-exempt securities, loans, and           RIAD          Year-to-date
   leases acquired after August 7, 1986, that is not deductible for federal       ----
   income tax purposes____________________________________________________________4513                   141     M.1
2. Income from the sale and servicing of mutual funds annuities (included in
   Schedule VI, item 8)___________________________________________________________8431                     0     M.2
3. Not applicable
4. Number of full-time equivalent employees on payroll at end of current period                       Number
   (round to nearest whole number)________________________________________________4150                   199     M.4
5. -6. Not applicable
7. If the reporting bank has restated its balance as a result of applying push                      MM DD YY
   down accounting this calendar year, report the date of the bank's
   acquisition____________________________________________________________________9106              04-01-96     M.7
8. Trading revenue (from cash instruments and off-balance sheet derivative
   instruments)                                                                   RIAD          Year-to-date
   (Sum of Memorandum items 8.a through 8.d must equal Schedule B1, item 5.c):    ----
   a. Interest rate exposures_____________________________________________________8757                     0     M.8.a
   b. Foreign exchange exposures__________________________________________________8758                     0     M.8.b
   c. Equity security and index exposures_________________________________________8759                     0     M.8.c
   d. Commodity and other exposures_______________________________________________8760                     0     M.8.d
9. Impact on income of off-balance sheet derivatives held for purposes other than trading:
   a. Net increase (decrease) to interest income__________________________________8761                     0     M.9.a
   b. Net (increase) decrease to interest expense_________________________________8762                     0     M.9.b
   c. Other (noninterest) allocations_____________________________________________8763                    72     M.9.c
10.Credit losses on off-balance sheet derivatives (see instructions)____________A251                     0     M.10




SCHEDULE RI-A - CHANGES IN EQUITY CAPITAL

Indicate decreases and losses in parentheses.

                                                                                                               I383 (-
                                                                                           Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
                                                                                    RIAD
1. Total equity capital originally reported in the December 31, 1995, Reports of    ----
   Condition and income_____________________________________________________________3215             104,530       1.
2. Equity capital adjustments from amended Reports of income, net *_________________3216                   0       2.
3. Amended balance end of previous calendar year (sum of items 1 and 2)_____________3217             104,530       3.
4. Net income (loss) (must equal Schedule RI, item 12)______________________________4340               9,986       4.
5. Sale, conversion, acquisition, or retirement of capital stock, net_______________4346                   0       5.
6. Changes incident to business combinations, net___________________________________4356              54,456       6.
7. LESS: Cash dividends declared on preferred stock_________________________________4470                   0       7.
8. LESS: Cash dividends declared on common stock____________________________________4460                   0       8.
9. Cumulative effect of changes in accounting principles from prior years * (see
   instructions for this schedule)__________________________________________________4411                   0       9.
10.Corrections of material accounting errors from prior years * (see instructions
   for this schedule)_______________________________________________________________4412                   0      10.
11.Change in net unrealized holding gains (losses) on available-for-sale
   securities_______________________________________________________________________8433                 181      11.
12.Other transactions with parent holding company * (not included in items 5,
   7, or 8 above)___________________________________________________________________4415                   0      12.
13.Total equity capital end of current period (sum of items 3 through 12)
   (must equal Schedule RC, item 2B)________________________________________________3210             169,153      13.

----------------
  Describe on Schedule RI-E - Explanations


                                                                              6

Schedule RI-B - Charge-offs and Recoveries and Changes in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

                                                                                                                           I386 (-
                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------

                                                                                -------calendar year-to-date-------
                                                                                  (Column A)          (Column B)
                                                                                  Charge-offs         Recoveries
Part I excludes charge-offs and recoveries through the                          ---------------     ---------------
allocated transfer risk reserve.                                                RIAD                RIAD
1.   Loans secured by real estate:                                              ----                ----
     a.  To U.S. addressees (domicile)_________________________________________ 4651. .      10     4661. .     299      1.a
     b.  To non-U.S. addressees (domicile)_____________________________________ 4652. .       0     4662. .       0      1.b
2.   Loans to depository institutions and acceptances of other banks:
     a.  To U.S. banks and other U.S. depository institutions__________________ 4653. .       0     4663. .       0      2.a
     b.  To foreign banks______________________________________________________ 4654. .       0     4664. .       0      2.b
3.   Loans to finance agricultural production and other loans to farmers_______ 4655. .   2,800     4665. .       1      3.
4.   Commercial and industrial loans:
     a.  To U.S. addressees (domicile)_________________________________________ 4645. .      10     4617. .     161      4.a
     b.  To non-U.S. addressees (domicile)_____________________________________ 4646. .       0     4618. .       0      4.b
5.   Loans to individuals for household, family, and other personal expenditures:
     a.  Credit cards and related plans________________________________________ 4656. .      72     4666. .      17      5.a
     b.  Other (includes single payment, installment, and all student
         loans)________________________________________________________________ 4657. .   2,079     4667. .     708      5.b
6.   Loans to foreign governments and official institutions____________________ 4643. .       0     4627. .       0      6.
7.   All other loans___________________________________________________________ 4644. .      74     4628. .      58      7.
8.   Lease financing receivables:
     a.  Of U.S. addressees (domicile)_________________________________________ 4658. .     982     4668. .     100      8.a
     b.  Of non-U.S. addressees (domicile)_____________________________________ 4659. .       0     4669. .       0      8.b
9.   Total (sum of items 1 through 8)__________________________________________ 4635. .   6,027     4605. .   1,344      9.


Memoranda


                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------

                                                                                 -------calendar year-to-date-------
                                                                                   (Column A)          (Column B)
                                                                                   Charge-offs         Recoveries
1.-3. Not applicable.                                                            ---------------     ---------------
4.    Loans to finance commercial real estate, construction, and land            RIAD                RIAD
      development activities (not secured by real estate) included in            ----                ----
      Schedule RI-B, part 1, items 4 and 7, above_______________________________ 5409. .       0     5410. .       0      M.4
5.    Loans secured by real estate (sum of Memorandum items 5.a through 5.e must equal sum of Schedule RI-B, part 1, items 1.a and 1.b, above):
      a.  Construction and land development_____________________________________ 3582. .       0     3583. .       0      M.5.a
      b.  Secured by farmland___________________________________________________ 3584. .       0     3585. .       0      M.5.b
      c.  Secured by 1-4 family residential properties:
          (1) Revolving, open-end loans secured by 1-4 family residential
              properties and extended under lines of credit_____________________ 5411. .       0     5412. .       0      M.5.c1
          (2) All other loans secured by 1-4 family residential properties______ 5413. .      10     5414. .       9      M.5.c2
      d.  Secured by multifamily (5 or more) residential properties_____________ 3588. .       0     3589. .       0      M.5.d
      e.  Secured by nonfarm nonresidential properties__________________________ 3590. .       0     3591. .     290      M.5.e


                                                                             7
SCHEDULE RI-B - CONTINUED

Part II. Changes in Allowance for Loan and Lease Losses

                                                                                                       Dollar Amounts
                                                                                                        in Thousands
----------------------------------------------------------------------------------------------------------------------------
                                                                                                RIAD
                                                                                                ----
1. Balance originally reported in the December 31, 1995, Reports of Condition and Income________3124       17,568        1.
2. Recoveries (must equal part I, item 9, column B above)_______________________________________4605        1,344        2.
3. LESS: Charge-offs (must equal part I, item 9, column a above)________________________________4635        6,027        3.
4. Provision for Loand and Lease losses (must equal Schedule RI, item 4.a)______________________4230            0        4.
5. Adjustments * (see instructions for this schedule)___________________________________________4815      (   157)       5.
6. Balance end of current period (sum of items 1 through 5)(must equal Schedule RC, item 4.b)___3123       12,728        6.
-----------------------------
* Describe on Schedule RI-E - Explanations.


SCHEDULE RI-C - APPLICABLE INCOME TAXES BY TAXING AUTHORITY

                                                                                                                       I389 (-
                                                                                                       Dollar Amounts
Schedule RI-C is to be reported with the December Report of Income                                      in Thousands
----------------------------------------------------------------------------------------------------------------------------
                                                                                                RIAD
                                                                                                ----
1. Federal______________________________________________________________________________________4780       N/A            1.
2. State and local______________________________________________________________________________4790       N/A            2.
3. Foreign______________________________________________________________________________________4795       N/A            3.
4. Total (sum of items 1 through 3)(must equal sum of Schedule RI, items 9 and 11.b)____________4770       N/A            4.
5. Deferred portion of item 4___________________________________________________________________4772       N/A            5.


SCHEDULE RI-E - EXPLANATIONS

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustment in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                                                       I395 (-
                                                                                                          Dollar Amounts
                                                                                                           in Thousands
----------------------------------------------------------------------------------------------------------------------------
                                                                                                        RIAD Year-to-
                                                                                                        ----   Date
1. All other noninterest income (from Schedule RI, item 5.f.(2))
   Report amounts that exceed 10% of Schedule RI, item 5.f.(2):
   a. Net gains on other real estate owned______________________________________________________________5415    N/A      1.a
   b. Net gains on sales of loans_______________________________________________________________________5416    N/A      1.b
   c. Net gains on sales of premises and fixed assets___________________________________________________5417    N/A      1.c
   Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 5.f.(2):
      TEXT
      ----
   d. 4661: Gain on sale of subsidiary__________________________________________________________________4461    104      1.d
   e. 4462: Check sale income___________________________________________________________________________4462     70      1.e
   f. 4463: ____________________________________________________________________________________________4463    N/A      1.f

                                                                             8

Schedule RI-E - Continued

                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
                                                                                               RIAD
2.   Other noninterest expense (from Schedule RI, item 7.c):                                   ----       Year-to-date
     a.  Amortization expense of intangible assets___________________________________________  4531. .           4,427    2.a
     Report amounts that exceed 10% of Schedule RI, item 7.c:
     b.  Net losses on other real estate owned_______________________________________________  5418. .          N/A       2.b
     c.  Net losses on sales of loans________________________________________________________  5419. .          N/A       2.c
     d.  Net losses on sales of premises and fixed assets____________________________________  5420. .          N/A       2.d
     Itemize and describe the three largest other amounts that exceed 10% of
     Schedule RI, item 7.c:
         TEXT                                                                                  RIAD
         ----                                                                                  ----
     e.  4464: Affiliate charges_____________________________________________________________  4464. .           8,982    2.e
     f.  4467:_______________________________________________________________________________  4467. .           N/A      2.f
     g.  4468:_______________________________________________________________________________  4468. .           N/A      2.g
3.   Extraordinary items and other adjustments (from Schedule RI, item 11.a) and applicable income tax effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary items and other adjustments):
             TEXT                                                          RIAD
             ----                                                          ----
     a.  (1) 4469:_______________________________________________________          . . . .     4469. .               0    3.a.1
         (2) Applicable income tax effect________________________________  4486. .         0           . . . . . . . .    3.a.2
     b.  (1) 4487:_______________________________________________________          . . . .     4487. .               0    3.b.1
         (2) Applicable income tax effect________________________________  4488. .         0           . . . . . . . .    3.b.2
     c.  (1) 4489:_______________________________________________________          . . . .     4489. .               0    3.c.1
         (2) Applicable income tax effect________________________________  4491. .         0           . . . . . . . .    3.c.2
4.   Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2)
     (itemize and describe all adjustments):
         TEXT                                                                                  RIAD
         ----                                                                                  ----
     a.  4492:_______________________________________________________________________________  4492. .           N/A      4.a
     b.  4493:_______________________________________________________________________________  4493. .           N/A      4.b
5.   Cumulative effect of changes in accounting principles from prior years (from
     Schedule RI-A, item 9) (itemize and describe all changes in accounting principles):
             TEXT                                                                              RIAD
             ----                                                                              ----
     a.  4494:_______________________________________________________________________________  4494. .           N/A      5.a
     b.  4495:_______________________________________________________________________________  4495. .           N/A      5.b
6.   Corrections of material accounting errors from prior years (from Schedule RI-A, item 10)
     (itemize and describe all corrections):
         TEXT                                                                                  RIAD
         ----                                                                                  ----
     a.  4496:_______________________________________________________________________________  4496. .           N/A      6.a
     b.  4497:_______________________________________________________________________________  4497. .           N/A      6.b
7.   Other transactions with parent holding company (from Schedule RI-C, item 12)
     (itemize and describe all such transactions)
         TEXT                                                                                  RIAD
         ----                                                                                  ----
     a.  4498:_______________________________________________________________________________  4498. .           N/A      7.a
     b.  4499:_______________________________________________________________________________  4499. .           N/A      7.b
8.   Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 5)
     (itemize and describe all adjustments):
         TEXT                                                                                  RIAD
         ----                                                                                  ----
     a.  4521: See note below________________________________________________________________  4521. . (           157)   8.a
     b.  4522:_______________________________________________________________________________  4522. .           N/A      8.b


                                                                                                                    I398 I399, < -
9.   Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):
     No comment:                                                      (RIAD 4769)
     Other explanations (please type or print clearly):
     (TEXT 4769)

     Effective April 1, 1996 Wells Fargo and Company purchased First Interstate of Denver and First Interstate Bank of Englewood.
     These transactions were accounted for using push down accounting.  Effective June 1, 1996 First Interstate Bank of Englewood
     was consolidated with First Interstate Bank of Denver.  This transaction was accounted for as a pooling of interest.  As a result of the above transactions equity was adjusted $54,456 as reported on line 6 of Schedule RI-A and Allowance for Loan and
     Lease Losses was adjusted by $(157) as reported on line 5 of Schedule RI-B.

     The FTE figure includes only active employees.


CONSOLIDATED REPORT OF CONDITION FOR INSURED
COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                   C300
                                                                                             Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):        RCON
                                                                                     ----
    a.   Noninterest-bearing balances and currency and coin (1) . . . . . . . . . . 0081.        351,699            1.a
    b.   Interest-bearing balances (2). . . . . . . . . . . . . . . . . . . . . . . 0071.            200            1.b
2.  Securities:
    a.   Held-to-maturity securities (from Schedule RC-B, column A) . . . . . . . . 1754.              0            2.a
    b.   Available-for-sale securities (from Schedule RC-B, column D) . . . . . . . 1773.        114,786            2.b
3.  Federal funds sold and securities purchased under agreements to resell:
    a.   Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0276.        104,517            3.a
    b.   Securities purchased under agreements to resell. . . . . . . . . . . . . . 0277.         58,230            3.b
4.  Loans and lease financing receivables:
    a.   Loans and leases, net of unearned income . . . . . . . . . . . . . . . . . RCON
         (from Schedule RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . 2122.        787,544            4.a
    b.   LESS: Allowance for loan and lease losses. . . . . . . . . . . . . . . . . 3123          12,728            4.b
    c.   LESS: Allocated transfer risk reserve. . . . . . . . . . . . . . . . . . . 3128               0            4.c
    d.   Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . 2125.        774,816            4.d
5.  Assets held in trading accounts (from Schedule RC-D). . . . . . . . . . . . . . 3545.              0             5.
6.  Premises and fixed assets (including capitalized leases). . . . . . . . . . . . 2145           8,230             6.
7.  Other real estate owned (from Schedule RC-M . . . . . . . . . . . . . . . . . . 2150.              0             7.
8.  Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2130.              0             8.
9.  Customers' Liability to this bank on acceptances outstanding. . . . . . . . . . 2155.            289             9.
10. Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . 2143.         88,861            10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . 2160.         31,366            11.
12. Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . . . . 2170       1,532,994            12.

___________________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposits not held in trading accounts.

                                                                             10
Schedule RC - Continued

                                                                                 Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                      RCON
    a. In domestic offices (sum of totals of                                      ----
       columns A and C from Schedule RC-E)________________________________________2200. .   1,104,053   13.a
                                                      RCON
                                                      ----
       (1) Noninterest-bearing (1)____________________6631. .        714,414              . . . . . .   13.a.1
       (2) Interest-bearing___________________________6636. .        389,639              . . . . . .   13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs______________        . . . . . .
       (1) Noninterest-bearing____________________________________________________        . . . . . .
       (2) Interest-bearing_______________________________________________________        . . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased____________________________________________________0278. .      45,709   14.a
    b. Securities sold under agreements to repurchase_____________________________0279. .           0   14.b
15. a. Demand notes issued to the U.S. Treasury___________________________________2840. .           0   15.a
    b. Trading liabilities (from Schedule RC-D)___________________________________3548. .           0   15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less______________________________2332. .     110,865   16.a
    b. With a remaining maturity of more than one year____________________________2333. .      25,661   16.b
17. Mortgage indebtedness and obligations under capitalized leases________________2910. .           0   17.
18. Bank's liability on acceptances executed and outstanding______________________2920. .         289   18.
19. Subordinated notes and debentures_____________________________________________3200. .      20,000   19.
20. Other liabilities (from Schedule RC-G)________________________________________2930. .      57,264   20.
21. Total liabilities (sum of items 13 through 20)________________________________2948. .   1,363,841   21.

22. Limited-life preferred stock and related surplus______________________________3282. .           0   22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus_________________________________3838. .           0   23.
24. Common stock__________________________________________________________________3230. .      35,000   24.
25. Surplus (exclude all surplus related to preferred stock)______________________3839. .     123,986   25.
26. a. Undivided profits and capital reserves_____________________________________3632. .       9,986   26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities_____8434. .         181   26.b
27. Cumulative foreign currency translation adjustments___________________________        . . . . . .
28. Total equity capital (sum of items 23 through 27)_____________________________3210. .     169,153   28.
29. Total liabilities, limited-life preferred stock, and equity capital
    (sum of items 21, 22, and 28)_________________________________________________3300. .   1,532,994   29.


Memorandum

To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
    bank by independent external auditors as of any date during 1995_____________6724. .       N/A     M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
______________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                            11
Schedule RC-A - Cash and Balances Due from Depository Institutions

Exclude assets held for trading.

                                                                                                        C305 ( -
                                                                                         Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
1. Cash items in process of collection, unposted debits, and currency and coin: BCON
   a. Cash items in process of collection and unposted debits_________________  0020      255,285          1.a
   b. Currency and coin_______________________________________________________  0080       30,989          1.b
2. Balances due from depository institutions in the U.S.:
   a. U.S. branches and agencies of foreign banks_____________________________  0083            0          2.a
   b. Other commercial banks in the U.S. and other depository institutions in
      the U.S._______________________________________________________________   0085       32,257          2.b
3. Balances due from banks in foreign countries and foreign central banks:
   a. Foreign branches of other U.S. banks___________________________________   0073            0          3.a
   b. Other banks in foreign countries and foreign central banks_____________   0074            0          3.b
4. Balances due from Federal Reserve Banks___________________________________   0090       33,368          4.
5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of
   items 1.a and 1.b_________________________________________________________   0010      351,899          5.


Memorandum                                                                                Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
1. Noninterest-bearing balances due from commercial banks in the U.S.
   (included in items 2.a and 2.b above)_____________________________________   0050      32,045           M.1



Schedule RC-B - Securities

Exclude assets held for trading.

                                                                                                        C310 ( -
                                                                                         Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------
                                   Held-to-maturity                                      Available-for-sale
                          (Column A)               (Column B)                  (Column C)                  (Column D)
                        Amortized Cost             Fair Value               Amortized Cost                 Fair Value (1)
                      ------------------         ---------------           ------------------             ------------------
1. U.S. Treasury      RCON                       RCON                      RCON                           RCON
   securities _____   0211             0         0213           0          1286        70,488             1287        70,317 1.
2. U.S. Government
   agency and
   corporation
   obligations (exclude
   mortgage-backed
   securities):
   a. Issued by U.S.
      Government     RCON                        RCON                      RCON                           RCON
      agencies (2)__ 1289              0         1290           0          1291              0            1293              0 2.a
   b. Issued by U.S.
      Government-
      sponsored
      agencies (3)__ 1294              0         1295           0          1297              0             1298             0 2.b

---------

(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c. column D.

(2) Includes Small Business Administration "Guaranteed Loan Pool
    Certificates," U.S. Maritime Administration obligations, and
    Export-Import Bank participation certificates.

(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal
    Home Loan Mortgage Corporation, the Federal National Mortgage
    Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.


SCHEDULE RC-B - CONTINUED                                                12
Exclude assets held for trading.




                                                                                              Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
                                                    Held-to maturity                              Available-for-sale

                                            (Column A)                (Column B)            (Column C)        (Column D)
                                          Amortized Cost              Fair Value          Amortized Cost    Fair Value (1)
                                     -------------------------  ---------------------  -------------------  --------------

3. Securities issued by states and political subdivisions in the U.S.:

                                      RCON                      RCON                 RCON               RCON
                                      ----                      ----                 ----               ----
   a. General obligations ___________1676..                0    1677..          0    1678..        0    1679..      0  3.a

   b. Revenue obligations____________1681..                0    1686..          0    1690..        0    1691..      0  3.b

   c. Industrial development and
      similar obligations____________1694..                0    1695..          0    1696..        0    1697..      0  3.c

4. Mortgaged-backed securities (MBS):

   a. Pass-through securities:

      (1) Guaranteed by GNMA ________1698..                0    1699..          0    1701..        0    1702..      0  4a1

      (2) Issued by FNMA and
          FHLMC______________________1703..                0    1705..          0    1706..   18,629    1707.. 19,048  4a2

      (3) Other pass-through
          securities_________________1709..                0    1710..          0    1711..        0    1713        0  4a3

   b. Other mortgage-backed
      securities (include CMOs,
      REMICs, and stripped MBS):

                                    RCON                       RCON                  RCON               RCON
      (1) Issued or guaranteed by   ----                       ----                  ----               ----
          FNMA, FHLMC, or GNMA______1714..                 0   1715..           0    1716..    6,711    1717..   6,720  4b1

      (2) Collateralized by MBS     RCON                       RCON                  RCON               RCON
          issued or guaranteed      ----                       ----                  ----               ----
          by FNMA, FHLMC or GNMA____1718..                 0   1719..           0    1731..        0    1732..       0  4b2

      (3) All other mortgage-backed
          securities________________1733                   0    1734..          0    1735..    7,982    1736..   8,016  4b3

5. Other debt securities:

                                     RCON                      RCON                  RCON               RCON
                                     ----                      ----                  ----               ----
   a. Other domestic debt securities_1737..                0   1738..           0    1739..     5,784   1741..   5,799  5.a

   b. Foreign debt securities________1742..                0   1743..           0    1744..       116   1746..     116  5.b

6. Equity securities:
                                                                                     RCON               RCON
                                                                                     ----               ----
   a. Investments in mutual funds_____   ...................       ..................1747..         0   1748..       0  6.a

   b. Other equity securities with
      readily determinable fair
      values__________________________   ...................       ..................1749..         0   1751..       0  6.b

   c. All other equity securities_____   ...................       ..................1752..     4,770   1753..   4,770  6.c

7. Total (sum of items 1 through 6)
   (total of column A must equal
   Schedule RC, item 2.a) (total of   RCON                       RCON                RCON                RCON
   column D must equal Schedule RC,    ----                       ----                ----                ----
   item 2.b)__________________________1754..               0     1771           0    1772     114,480    1773  114,786 7.


---------
(1) Includes equity securities without readily determinable fair values at historical cost in Item 6.c, column D.




Schedule RC-B  Continued

Memoranda


                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
                                                                                    RCON
                                                                                    ----
1. Pledged securities (2)__________________________________________________________ 0416               92,987    M.1
2. Maturity and repricing data for debt securities (2,3,4) (excluding those in nonaccrual status):
   a. Fixed rate debt securities with a remaining maturity of:
      (1) Three months or less_____________________________________________________ 0343               10,025    M.2.a1
      (2) Over three months through 12 months______________________________________ 0344                    0    M.2.a2
      (3) Over one year through five years_________________________________________ 0345               69,213    M.2.a3
      (4) Over five years__________________________________________________________ 0346               15,485    M.2.a4
      (5) Total fixed rate debt securities (sum of Memorandum items 2.a.(1)
          through 2.a.(4))_________________________________________________________ 0347               94,723    M.2.a5
   b. Floating rate debt securities with a repricing frequency of:
      (1) Quarterly or more frequently_____________________________________________ 4544               15,293    M.2.b1
      (2) Annually or more frequently, but less frequently than quarterly__________ 4565                    0    M.2.b2
      (3) Every five years or more frequently, but less frequently than annually___ 4551                    0    M.2.b3
      (4) Less frequently than every five years____________________________________ 4552                    0    M.2.b4
      (5) Total floating rate debt securities (sum of Memorandum items 2.b.(1)
          through 2.b.(4))_________________________________________________________ 4553               15,293    M.2.b5
    c. Total debt securities (sum of Memorandum items 2.a.(5) and 2.b.(5)) (must equal total debt securities from Schedule RC-B, sum of items 1 through 5, columns A and D, minus nonaccrual debt securities included in Schedule
       RC-W, item 9, column C)_____________________________________________________ 0393              110,016    M.2.c
3. Not applicable__________________________________________________________________
4. Held-to-maturity debt securities restructured and in compliance with modified
   terms (included in Schedule RC-B, items 3 through 5, column A, above)___________ 5365                    0    M.4
5. Not applicable__________________________________________________________________
6. Floating rate debt securities with a remaining maturity of one year or less
   (2,4) (included in Memorandum items 2.b.(1) through 2.b.(4) above)______________ 5519                    0    M.6
7. Amortized cost of held-to-maturity securities sold or transferred to available-
   for-sale or trading securities during the calendar year-to-date (report the
   amortized cost at date of sale or transfer)_____________________________________ 1778                    0    M.7
8. High-risk mortgage securities (included in the held-to-maturity and available-
   for-sale accounts in Schedule RC-B, item 4.b):
    a. Amortized cost______________________________________________________________ 8780                    0    M.8.a
    b. Fair value__________________________________________________________________ 8781                    0    M.8.b
9. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, (items 2, 3, and 5):
    a. Amortized cost______________________________________________________________ 8782                    0    M.9.a
    b. Fair value__________________________________________________________________ 8783                    0    M.9.b

-------------------------------
(2) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(3) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(4) Memorandum items 2 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.


SCHEDULE RC-C - LOANS AND LEASE FINANCIING RECEIVABLES

PART I. LOANS AND LEASES

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading.

                                                                                                           C315 -
                                                                                            Dollar Amounts in Thousands
_______________________________________________________________________________________________________________________
 1.  Loans secured by real estate:                                                    RCON
                                                                                      ----
     a.  Construction and land development____________________________________________1415.....          14,990   1.a
     b.  Secured by farmland (including farm residential and other improvements)______1420.....             176   1.b
     c.  Secured by 1-4 family residential properties:
         (1)  Revolving, open-end loans secured by 1-4 family residential properties
              and extended under lines of credit______________________________________1797.....           8,156   1.c.1
         (2)  All other loans secured by 1-4 family residential properties:
              (a)  Secured by first liens_____________________________________________5367.....          43,223   1.c.2a
              (b)  Secured by junior liens____________________________________________5368.....           5,810   1.c.2b
     d.  Secured by multifamily (5 or more) residential properties____________________1460.....          21,181   1.d
     e.  Secured by nonfarm nonresident properties____________________________________1480.....          26,856   1.e

 2.  Loans to depository institutions:
     a.  To commercial banks in the U.S.:
         (1)  To U.S. branches and agencies of foreign banks__________________________1506.....               0   2.a.1
         (2)  To other commercial banks in the U.S.___________________________________1507.....             845   2.a.2
     b.  To other depository institutions in the U.S._________________________________1517.....               0   2.b
     c.  To banks in foreign countries:
         (1)  To foreign branches of other U.S. banks_________________________________1513.....               0   2.c.1
         (2)  To other banks in foreign countries_____________________________________1516.....              83   2.c.2

 3.  Loans to finance agricultural production and other loans to farmers______________1590.....           1,247   3.

 4.  Commercial and industrial loans:
     a.  To U.S. addressees (domicile)________________________________________________1763.....         162,107   4.a
     b.  To non-U.S. addressees (domicile)____________________________________________1764.....               0   4.b

 5.  Acceptances of other banks:
     a.  Of U.S. banks________________________________________________________________1756.....               0   5.a
     b.  Of foreign banks_____________________________________________________________1757.....               0   5.b

 6.  Loans to individuals for household, family, and other personal expenditures
     (i.e., consumer loans) (includes purchased paper):
     a.  Credit cards and related plans (includes check credit and other revolving
         credit plans)________________________________________________________________2008.....         20,042   6.a
     b.  Other (includes single payment, installment, and all student loans)__________2011.....        330,702   6.b

 7.  Loans to foreign governments and official institutions (including foreign
     central banks)___________________________________________________________________2081.....              0   7.

 8.  Obligations (other than securities and leases) of states and political
     subdivisions in the U.S. (includes nonrated industrial development obligations)__2107.....         25,354   8.

 9.  Other loans:
     a.  Loans for purchasing or carrying securities (secured and unsecured)__________1545.....          1,624   9.a
     b.  All other loans (exclude consumer loans)_____________________________________1564.....         24,844   9.b

10.  Lease financing receivables (net of unearned income):
     a.  Of U.S. addressees (domicile)________________________________________________2182.....         97,369   10.a
     b.  Of non-U.S. addressees (domicile)____________________________________________2183.....          2,935   10.b

11.  LESS:  Any unearned income on loans reflected in items 1-9 above_________________2123.....              0   11.

12.  Total loans and leases, net of unearned income (sum of item 1 through 10 minus
     item 11) (must equal Schedule RC, item 4.a)______________________________________2122.....        787,544   12.



Part I. Continued

Memoranda

                                                                                                    Dollar Amounts in Thousands
_______________________________________________________________________________________________________________________________
                                                                                           RCON
                                                                                           ____
1. Commercial paper included in Schedule RC-C, part I, above _____________________________ 1696               0          M.1
2. Loans and Leases restructured and in compliance with modified terms (included in
   Schedule RC-C, part I, above, and not reported as past due or nonaccrual in Schedule
   RC-M, Memorandum item 1):
   a. Loans secured by real estate:
      (1) To U.S. addressees (domicile) __________________________________________________ 1687               0          M.2.a1
      (2) To non-U.S. addressees (domicile)_______________________________________________ 1689               0          M.2.a2
   b. All other Loans and all lease financing receivables (exclude Loans to individuals
      for household, family, and other personal expenditures) ____________________________ 8691               0          M.2.b
   c. Commercial and industrial Loans to and Lease financing receivables of non-U.S.
      addressees (domicile) included in Memorandum item 2.b above ________________________ 8692               0          M.2.c
3. Maturity and repricing data for Loans and Leases (1) (excluding those in nonaccrual status):
   a. Fixed rate Loans and Leases with a remaining maturity of:
      (1) Three months or less ___________________________________________________________ 0348          40,899          M.3.a1
      (2) Over three months through 12 months ____________________________________________ 0349          33,361          M.3.a2
      (3) Over one year through five years _______________________________________________ 0356         287,872          M.3.a3
      (4) Over five years ________________________________________________________________ 0357          83,129          M.3.a4
      (5) Total fixed rate Loans and Leases (sum of Memorandum items 3.a.(1) through
          3.a.(4)) _______________________________________________________________________ 0358         445,261          M.3.a5
   b. Floating rate Loans with a repricing frequency of:
      (1) Quarterly or more frequently ___________________________________________________ 4554         312,152          M.3.b1
      (2) Annually or more frequently, but less frequently than quarterly ________________ 4555          12,582          M.3.b2
      (3) Every five years or more frequently, but less frequently than annually _________ 4561           2,060          M.3.b3
      (4) Less frequently than every five years __________________________________________ 4564           7,672          M.3.b4
      (5) Total floating rate Loans (sum of Memorandum items 3.b.(1) through 3.b(4)) _____ 4567         334,466          M.3.b5
   c. Total Loans and Leases (sum of Memorandum items 3.a.(5) and 3.b.(5)) (must equal the sum of total Loans and Leases, net, from Schedule RC-C, part I, item 12, plus unearned income from Schedule RC-C, part I, item 11, minus total nonaccrual loans
      and Leases from Schedule RC-N, sum of items 1 through 8, column C) _________________ 1479         779,727          M.3.c
   d. Floating rate Loans with a remaining maturity of one year or less (included in
      Memorandum items 3.b.(1) through 3.b.(4) above) ____________________________________ 4246         125,780          M.3.d
4. Loans to finance commercial real estate, construction, and Land development activities
   (not secured by real estate) included in Schedule RC-C, part I, items 6 and 9.b,
   page RC-6 (2) _________________________________________________________________________ 2746          13,833          M.4
5. Loans and Leases held for sale (included in Schedule RC-C, part I, above) _____________ 5369               0          M.5
6. Adjustable rate closed-end Loans secured by first Liens on 1-4 family residential
   properties (included in Schedule RC-C, part I, item 1.c.(2)(a), page RC-6) ____________ 5370           9,457          M.6

   ____________
   (1)  Memorandum item 3 is not applicable to savings banks that must complete supplemental Schedule RC-J.
   (2)  Exclude Loans secured by real estate that are included in Schedule RC-C, part I, items 1-a through 1.e.



                                                                            16
Schedule RC-D - Trading Assets and Liabilities

Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).


                                                                                                                          C320  (-
                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------

ASSETS
                                                                                                    RCON
                                                                                                    ----
1.   U.S. Treasury securities_____________________________________________________________________  3531. .      N/A      1.
2.   U.S. Government agency and corporation obligations (exclude mortgage-backed securities)______  3532. .      N/A      2.
3.   Securities issued by states and political subdivisions in the U.S.___________________________  3533. .      N/A      3.
4.   Mortgage-backed securities (MBS):
     a.  Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA_____________________  3534. .      N/A      4.a
     b.  Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA
         (include CMOs, REMICs, and stripped MBS)_________________________________________________  3535. .      N/A      4.b
     c.  All other mortgage-backed securities_____________________________________________________  3536. .      N/A      4.c
5.   Other debt securities________________________________________________________________________  3537. .      N/A      5.
6.   Certificates of deposit______________________________________________________________________  3538. .      N/A      6.
7.   Commercial paper_____________________________________________________________________________  3539. .      N/A      7.
8.   Bankers acceptances__________________________________________________________________________  3540. .      N/A      8.
9.   Other trading assets_________________________________________________________________________  3541. .      N/A      9.
10.  Not applicable_______________________________________________________________________________      . . . . . . . .
11.  Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity
     contracts____________________________________________________________________________________  4549. .      N/A      11.
12.  Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)____________  3545. .      N/A      12.


LIABILITIES
13.  Liability for short positions________________________________________________________________  3546. .      N/A      13.
14.  Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity
     contracts____________________________________________________________________________________  3547. .      N/A      14.
15.  Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC,
     item 15.b)__________________________________________________________________________________   3548. .      N/A      15.


                                                                             17

Schedule RC-E - Deposit Liabilities
                                                                                                                          C325 (-
                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
                                                  ------------ Transaction Accounts ---------------- - Nontransaction Accounts--
                                                         (Column A)               (Column B)                 (Column C)

                                                      Total transaction       Memo: Total demand
                                                  accounts (including total  deposits (included in      Total nontransaction
                                                       demand deposits)           column A)          accounts (including MMDAS)
------------------------------------------------- -------------------------- ----------------------- ---------------------------
Deposits of:                                      RCON                       RCON                    RCON
                                                  ----                       ----                    ----
1.  Individuals, partnerships and corporations__  2201             596,788   2240           491,212  2346              277,051  1.
2.  U.S. Government_____________________________  2202               2,987   2280             2,987  2520                1,185  2.
3.  States and political subdivisions in
    the U.S.____________________________________  2203              23,976   2290            19,348  2530                2,357  3.
4.  Commercial banks in the U.S.________________  2206             184,028   2310           184,028  2250                    0  4.
5.  Other depository institutions in the U.S.___  2207                 124   2312               124  2349                    0  5.
6.  Banks in foreign countries__________________  2213               9,657   2320             9,657  2236                    0  6.
7.  Foreign governments and official
    institutions (including foreign central
    banks)______________________________________  2216                   0   2300                 0  2377                    0  7.
8.  Certified and official checks_______________  2330               5,900   2330             5,900                             8.
7.  Total (sum of items 1 through 8) (sum of
    columns A and C must equal Schedule RC,
    item 13.a)__________________________________  2215             823,460   2210           713,256  2385              280,593  9.

Memoranda

                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
                                                                                           RCON
1. Selected components of total deposits (i.e., sum of item 9, columns A and C):           ----
   a. Total individual Retirement Accounts (IRAs) and Keogh Plan accounts________________  6835        17,556    M.1.a.
   b. Total brokered deposits____________________________________________________________  2365             0    M.1.b.
   c. Fully insured brokered deposits (included in Memorandum item 1.b above):
      (1) Issued in denominations of less than $100,000__________________________________  2343             0    M.1.c1
      (2) Issued either in denominations of $100,000 or in denominations greater than
          $100,000 and participated out by the broker in shares of $100,000 or less______  2344             0    M.1.c2
   d. Maturity date for brokered deposits:
      (1) Brokered deposits issued in denominations of less than $100,000 iwth a remaining
          maturity of one year or less (included in Memorandum item 1.c.(1) above)_______  A243             0    M.1.d1
      (2) Brokered deposits issued in denominations of $100,000 or more with a remaining
          maturity of one year or less (included in Memorandum item 1.b above)___________  A244             0    M.1.d2
   e. Preferred deposits (uninsured deposits of states and political subdivisions in the
      U.S. reported in item 3 above which are secured or collateralized as required under
      state law)_________________________________________________________________________  5590        23,007    M.1.e
2. Components of total nontransaction accounts (sum of Memoranda items 2.a throught 2.d must equal item 9, Column C, above):
   a. Savings deposits:
      (1) Money market deposit accounts (MMDAs)__________________________________________  6810       164,564    M.2.a1
      (2) Other savings deposits (excludes MMDAs)________________________________________  0352        50,524    M.2.a2
   b. Total time deposits of less than $100,000__________________________________________  6648        59,465    M
 .2.b
   c. Time certificates of deposit of $100,000 or more___________________________________  6645         6,040    M.2.c
   d. Open-account time deposits of $100,000 or more_____________________________________  6646             0    M.2.d
3. All NOW accounts (included in column A above)_________________________________________  2398       110,204    M.3
4. Not applicable

                                                                             18
Schedule RC-E - Continued

                                                                                           Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
Memoranda (Continued)

5. Maturity and repricing data for time deposits of less than $100,000 (sum of Memorandum
   items 5.a.(1) through 5.b.(3) must equal Memorandum item 2.b above): (1)                 RCON
                                                                                            ----
   a. Fixed rate time deposits of less than $100,000 with a remaining maturity of:
      (1) Three months or less______________________________________________________________A225. .    12,311   M.5.a1
      (2) Over three months through 12 months_______________________________________________A226. .    29,394   M.5.a2
      (3) Over one year_____________________________________________________________________A227. .    17,760   M.5.a3
   b. Floating rate time deposits of less than $100,000 with a repricing frequency of:
      (1) Quarterly or more frequently______________________________________________________A228. .         0   M.5.b1
      (2) Annually or more frequently, but less frequently than quarterly___________________A229. .         0   M.5.b2
      (3) Less frequently than annually_____________________________________________________A230. .         0   M.5.b3
   c. Floating rate time deposits of less than $100,000 with a remaining maturity of
      one year or less (included in Memorandum items 5.b.(1) through 5.b.(3) above)_________A231. .     2,854   M.5.c
6. Maturity and repricing data for time deposits of $100,000 or more (i.e., time certificates of deposit of $100,000 or more and open-account time deposits of
   $100,000 or more) (sum of Memorandum items 6.a.(1) through 6.b.(4) must equal the sum of Memorandum items 2.c and 2.d above): (1)
   a. Fixed rate time deposits of $100,000 or more with a remaining maturity of:
      (1) Three months or less______________________________________________________________A232. .     2,854   M.6.a1
      (2) Over three months through 12 months_______________________________________________A233. .     1,791   M.6.a2
      (3) Over one year through five years__________________________________________________A234. .     1,395   M.6.a3
      (4) Over five years___________________________________________________________________A235. .         0   M.6.a4
   b. Floating rate time deposits of $100,000 or more with a repricing frequency of:
      (1) Quarterly or more frequently______________________________________________________A236. .         0   M.6.b1
      (2) Annually or more frequently, but less frequently than quarterly___________________A237. .         0   M.6.b2
      (3) Every five years or more frequently, but less frequently than annually____________A238. .         0   M.6.b3
      (4) Less frequently than every five years_____________________________________________A239. .         0   M.6.b4
   c. Floating rate time deposits of $100,000 or more with a remaining maturity of
      one year or less (included in Memorandum items 6.b.(1) through 6.b.(4) above)_________A240. .         0   M.6.c

_____________
(1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

                                                                             19
Schedule RC-F - Other Assets

                                                                                                  C330 (-
                                                                              Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
                                                                                  RCON
                                                                                  ----
1. Income earned, not collected on loans________________________________________  2164          8,368  1.
2. Net deferred tax assets (1)__________________________________________________  2148              0  2.
3. Excess residential mortgage servicing fees receivable________________________  5371              0  3.
4. Other (itemize and describe amounts that exceed 25% of this item)____________  2168         22,998  4.
      TEXT                                                    RCON
      ----                                                    ----
   a. 3549:  Contract receivable____________________________  3549     8,000                           4.a
   b. 3550:  _______________________________________________  3550      N/A                            4.b
   c. 3551:  _______________________________________________  3551      N/A                            4.c
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 11) _________   2160         31,366  5.



Memorandum


                                                                              Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
                                                                                  RCON
                                                                                  ----
1. Deferred tax assets disallowed for regulatory capital purposes_______________  5610              0  M.1



SCHEDULE RC-G - OTHER LIABILITIES
                                                                                                  C335 (-

                                                                              Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
                                                                                  RCON
                                                                                  ----
1. a. Interest accrued and unpaid on deposits(2)________________________________  3645            266  1.a
   b. Other expenses accrued and unpaid (includes accrued income taxes payable)_  3646          7,416  1.b
2. Net deferred tax liabilities (1)_____________________________________________  3049         14,181  2.
3. Minority interest in consolidated subsidiaries_______________________________  3000              0  3.
4. Other (itemize and describe amounts that exceed 25% of this item)____________  2938         35,401  4.
      TEXT                                                    RCON
      ----                                                    ----
   a. 3552:  Fair value lease intangible ___________________  3552    25,479                           4.a
   b. 3553:  _______________________________________________  3553      N/A                            4.b
   c. 3554:  _______________________________________________  3554      N/A                            4.c
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)___________  2930         57,264  5.

__________________
(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2) For savings banks, includes "dividends" accrued unpaid on deposits.

                                                                             20
Schedule RC-K - Quarterly Averages (1)

                                                                                                                             C355 (-
                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                            RCON
                                                                                                  ----
 1. Interest-bearing balances due from depository institutions____________________________________3381. .         200    1.
 2. U.S. Treasury securities and U.S. Government agency and corporation obligations(2)____________3382. .     111,013    2.
 3. Securities issued by states and political subdivisions in the U.S.(2)_________________________3383. .           0    3.
 4. a. Other debt securities(2)___________________________________________________________________3647. .      14,902    4.a
    b. Equity securities (3)(includes investments in mutual funds and Federal Reserve stock)______3648. .       4,229    4.b
 5. Federal funds sold and securities purchased under agreements to resell________________________3365. .     161,313    5.
 6. Loans:
    a. Total loans________________________________________________________________________________3360. .     642,645    6.a
    b. Loans secured by real estate_______________________________________________________________3385. .     118,824    6.b
    c. Loans to finance agricultural production and other loans to farmers________________________3386. .       2,717    6.c
    d. Commercial and industrial loans____________________________________________________________3387. .     142,361    6.d
    e. Loans to individuals for household, family, and other personal expenditures________________3388. .     326,457    6.e
 7. Trading assets________________________________________________________________________________3401. .           0    7.
 8. Lease financing receivables (net of unearned income)__________________________________________3484. .     104,179    8.
 9. Total assets(4)_______________________________________________________________________________3368. .   1,361,670    9.

LIABILITIES
10. Interest-bearing transaction accounts (NOW accounts, ATS accounts, and telephone and
    preauthorized transfer accounts) (exclude demand deposits)____________________________________3485. .     112,842    10.
11. Nontransaction Accounts:
    a. Money market deposit accounts (MMDAs)______________________________________________________3486. .     164,001    11.a
    b. Other savings deposits_____________________________________________________________________3487. .      51,630    11.b
    c. Time certificates of deposit of $ 100,000 or more__________________________________________3345. .       5,447    11.c
    d. All other time deposits____________________________________________________________________3469. .      60,303    11.d
12. Federal funds purchased and securities sold under agreements to repurchase____________________3353. .     231,683    12.
13. Other borrowed money__________________________________________________________________________3355. .      12,373    13.

-----------
(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
(2) Quarterly averages for all debt securities should be based on amortized cost.
(3) Quarterly averages for all equity securities should be based on historical cost.
(4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Schedule RC-L - Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                                                                  C360
                                                                                           Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
1.  Unused commitments:                                                           RCON
    a.  Revolving, open-end lines secured by 1-4 family residential               ----
        properties, e.g., home equity lines _________________________________     3814              10,089       1.a
    b.  Credit card lines ___________________________________________________     3815              12,218       1.b
    c.  Commercial real estate, construction, and Land development:
        (1)  Commitments to fund loans secured by real estate _______________     3816              51,007       1.c.1
        (2)  Commitments to fund loans not secured by real estate ___________     6550              12,168       1.c.2
    d.  Securities underwriting _____________________________________________     3817                   0       1.d
    e.  Other unused commitments ____________________________________________     3818             492,853       1.e
2.  Financial standby letters of credit _____________________________________     3819              24,377       2.
    a.  Amount of financial standby letters of    RCON
        credit conveyed to others _____________   ----
                                                  3820                    0                                      2.a
3.  Performance standby letters of credit ___________________________________     3821               4,512       3.
    a.  Amount of performance standby letters of  RCON
        credit conveyed to others _____________   ----
                                                  3822                    0                                      3.a
4.  Commercial and similar letters of credit ________________________________     3411               5,291       4.
5.  Participants in acceptances (as described in the instructions) conveyed
    to others by the reporting bank _________________________________________     3428                   0       5.
6.  Participations in acceptances (as described in the instructions) acquired
    by the reporting (nonaccepting) bank ____________________________________     3429                   0       6.
7.  Securities borrowed _____________________________________________________     3432                   0       7.
8.  Securities lent (including customers' securities lent where the customer
    is indemnified against loss by the reporting bank) ______________________     3433                   0       8.
9.  Loans transferred (i.e., sold or swapped) with recourse that have been treated as sold for Call Report purposes:
    a.  FNMA and FHLMC residential mortgage loan pools:
        (1) Outstanding principal balance of mortgages transferred as of the
            report date _____________________________________________________     3650                   0       9.a.1
        (2) Amount of recourse exposure on these mortgages as of the report
            date ____________________________________________________________     3651                   0       9.a.2
    b.  Private (nongovernment-issued or -guaranteed) residential mortgage loan pools:
        (1) Outstanding principal balance of mortgages transferred as of the
            report date _____________________________________________________     3652                   0       9.b.1
        (2) Amount of recourse exposure on these mortgages as of the report
            date ____________________________________________________________     3653                   0       9.b.2
    c.  Farmer Mae agricultural mortgage loan pools:
        (1) Outstanding principal balance of mortgages transferred as of the
            report date _____________________________________________________     3654                   0       9.c.1
        (2) Amount of recourse exposure on these mortgages as of the report
            date ____________________________________________________________     3655                   0       9.c.2
    d.  Small business obligations transferred with recourse under Section 208 of the Riegle Community Development and Regulatory Improvement Act
        of 1994:
        (1) Outstanding principal balance of small business obligations
            transferred as of the report date _______________________________     A249                   0       9.d.1
        (2) Amount of retained recourse on these obligtions as of the report
            date ____________________________________________________________     A250                   0       9.d.2
10.  When-issued securities:
     a.  Gross commitments to purchase ______________________________________     3434                   0       10.a
     b.  Gross commitments to sell _________________________________________      3435                   0       10.b
11.  Spot foreign exchange contracts _______________________________________      8765                   0       11.
12.  All other off-balance sheet liabilties (exclude off-balance sheet derivatives) (itemize and describe each component of this item over
     25% of Schedule RC, item 28, "Total equity capital") ___________________     3430                   0       12.
         TEXT                                     RCON
         ----                                     ----
     a.  3555: __________________________________ 3555           N/A                                             12.a
     b.  3556: __________________________________ 3556           N/A                                             12.b
     c.  3557: __________________________________ 3557           N/A                                             12.c
     d.  3558: __________________________________ 3558           N/A                                             12.d

                                                                             22
Schedule RC-L - Continued

                                                                                                                     C361 (-
                                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
13. All other off-balance sheet assets (exclude off-balance sheet derivatives)
    (itemize and describe each component of this item over 25% of Schedule RC,
    item 28, "Total equity capital")____________________________________________________5591. .                  0      13.
       TEXT                                                    RCON
       ----                                                    ----
    a. 5592:___________________________________________________5592. .          N/A                    . . . . . .      13.a
    b. 5593:___________________________________________________5593. .          N/A                    . . . . . .      13.b
    c. 5594:___________________________________________________5594. .          N/A                    . . . . . .      13.c
    d. 5595:___________________________________________________5595. .          N/A                    . . . . . .      13.d

                                                                                                   Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
                             (Column A)                    (Column B)            (Column C)                 (Column D)
Off-balance Sheet                                                                  Equity                   Commodity
Derivatives                   Interest Rate            Foreign Exchange          Derivative                 and Other
Position Indicators             Contracts                  Contracts             Contracts                  Contracts
-------------------------------------------------  -----------------------  ----------------------  ----------------------
14. Gross amounts (e.g.,
    notional amounts) (for
    each column, sum of
    items 14.a through 14.e
    must equal sum of items
    15, 16.a, and 16.b):
    a. Futures contracts__                      0                        0                        0                      0  14.a
                                    RCON 8693                RCON 8694                RCON 8695              RCON 8696
    b. Forward contracts__                      0                        0                        0                      0  14.b
                                    RCON 8697                RCON 8698                RCON 8699              RCON 8700
    c. Exchange-traded
       option contracts:
       (1) Written
           options________                      0                        0                        0                      0  14.c1
                                    RCON 8701                RCON 8702                RCON 8703              RCON 8704
       (2) Purchased
           options________                      0                        0                        0                      0  14.c2
                                    RCON 8705                RCON 8706                RCON 8707              RCON 8708
    d. Over-the-counter
       option contracts:
       (1) Written
           options________                      0                        0                        0                      0  14.d1
                                    RCON 8709                RCON 8710                RCON 8711              RCON 8712
       (2) Purchased
           options________                      0                        0                        0                      0  14.d2
                                    RCON 8713                RCON 8714                RCON 8715              RCON 8716
    e. Swaps______________                      0                        0                        0                      0  14.e
                                    RCON 3450                RCON 3826                RCON 8719              RCON 8720
15. Total gross notional
    amounts of derivative
    contracts held for
    trading_______________                      0                        0                        0                      0  15.
                                    RCON A126                RCON A127                RCON 8723              RCON 8724
16. Total gross notional
    amount of derivative
    contracts held for
    purposes other than
    trading:
    a. Contracts marked
       to market__________                      0                        0                        0                      0  16.a
                                    RCON 8725                RCON 8726                RCON 8727              RCON 8728
    b. Contracts not
       marked to market___                      0                        0                        0                      0  16.b
                                    RCON 8729                RCON 8730                RCON 8731              RCON 8732

                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
                       (Column A)       (Column B)      (Column C)  (Column D)
Off-balance Sheet                                         Equity     Commodity
Derivatives Position  Interest Rate  Foreign Exchange   Derivative   And Other
Indicators              Contracts        Contracts       Contracts   Contracts
--------------------------------------------------------------------------------
17. Gross fair
    values:
    a.  Contracts
        held for
        trading:     RCON        RCON          RCON         RCON
        (1) Gross    ----        ----          ----         ----
            positive
            fair
            value____8733      0  8734       0  8735      0  8736      0  17.a1
        (2) Gross
            negative
            fair
            value____8737      0  8738       0  8739      0  8740      0  17.a2
    b.  Contracts
        held for
        purposes
        other than
        trading that
        are marked to
        market:
        (1) Gross
            positive
            fair
            value____8741      0  8742       0  8743      0  8744      0  17.b1
        (2) Gross
            negative
            fair
            value____8745      0  8746       0  8747      0  8748      0  17.b2
    c.  Contracts
        held for
        purposes
        other than
        trading that
        are not
        marked
        to market:
        (1) Gross
            positive
            fair
            value____8749      0  8750       0  8751      0  8752      0  17.c1
        (2) Gross
            negative
            fair
            value____8753      0  8754       0  8755      0  8756      0  17.c2

Memoranda                                            Dollar Amounts in Thousands
--------------------------------------------------------------------------------
                                                          RCON
                                                          ----
1,-2.  Not applicable_____________________________________
3.  Unused commitments with an original maturity exceeding
    one year that are reported in Schedule RC-L, items 1.a
    through 1.e, above (report only the unused portions of
    commitments that are fee paid or otherwise legally
    binding)______________________________________________3833   452,443   M.3
    a. Participations in commitments with an original     RCON
                                                          ----
       maturity exceeding one year conveyed to others_____3836   132,443   M.3.a
4.  To be completed only by banks with $1 billion or more
    in total assets:  Standby letters of credit (both
    financial and performace) issued to non-U.S.
    addressees (domicile) included in Schedule RC-L,
    items 2 and 3, above__________________________________3377     N/A     M.4
5.  Installment loans to individuals for household,
    family, and other personal expenditures that have been
    securitized and sold without recourse (with servicing
    retained), amounts outstanding by type of loan:
    a. Loans to purchase private passenger automobiles (to
       be completed for the September report only)________2741         0   M.5.a
    b. Credit cards and related plans (TO BE COMPLETED
       QUARTERLY)_________________________________________2742         0   M.5.b
    c. All other consumer installment credit (including
       mobile home loans)(to be completed for the
       September report only)_____________________________2743         0   M.5.c

                                                                            24
Schedule RC-M - Memorandum

                                                                                            Dollar Amounts in Thousands
_________________________________________________________________________________________________________________________
1.  Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
    a.  Aggregate amount of all extensions of credit to all executive officers, directors,   RCON
                                                                                             ----
        principal shareholders and their related interests___________________________________6164.....         0   1.a
    b.  Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of
        credit by the reporting bank (including extensions of
        credit to related interests) equals or exceeds the       RCON             Number
        lesser of $500,000 or 5 percent of total capital         ----             ------
        as defined for this purpose in agency regulations________6165.....             0              ..........   1.b

2.  Federal funds sold and securities purchased under agreements to resell with U.S.
    branches and agencies of foreign banks (1) (included in Schedule RC,
    items 3.a and 3.b)_______________________________________________________________________3405.....         0   2.

3.  Not applicable.

4.  Outstanding principal balance of 1-4 family residential mortgage loans serviced for others (include both retained servicing and purchased servicing):
    a.  Mortgages serviced under the GMNA contract___________________________________________5500.....         0   4.a
    b.  Mortgages serviced under the FHLMC contract:
        (1)  Serviced with recourse to servicer______________________________________________5501.....         0   4.b.1
        (2)  Serviced without recourse to servicer___________________________________________5502.....         0   4.b.2
    c.  Mortgages serviced under the FNMA contract:
        (1)  Serviced under a regular option contract________________________________________5503.....         0   4.c.1
        (2)  Serviced under a special option contract________________________________________5504.....         0   4.c.2
    d.  Mortgages serviced under other servicing contracts___________________________________5505.....         0   4.d

5.  To be completed only by banks with $1 billion or more in total assets:
    Customers' liability to this bank on acceptance outstanding (sum of items 5.a and 5.b must equal Schedule RC, item 9):
    a.  U.S. addressees (domicile)___________________________________________________________2103.....       289   5.a
    b.  Non-U.S. addressees (domicile)_______________________________________________________2104.....     N/A     5.b

6.  Intangible assets:
    a.  Mortgage servicing rights____________________________________________________________3164.....         0   6.a
    b.  Other identifiable intangible assets:
        (1)  Purchased credit card relationships_____________________________________________5506.....         0   6.b.1
        (2)  All other identifiable intangible assets________________________________________5507.....    40,758   6.b.2
    c.  Goodwill_____________________________________________________________________________3163.....    48,103   6.c
    d.  Total (sum of items 6.a through 6.c) (must equal Schedule RC, item 10)_______________2143.....    88,861   6.d
    e.  Amount of intangible assets (included in item 6.b.(2) above) that have been
        grandfathered or are otherwise qualifying for regulatory capital purposes____________6442.....    16,711   6.e

7.  Mandatory convertible debt, net of common or perpetual preferred stock dedicated to
    redeem the debt__________________________________________________________________________3295.....         0   7.

____________
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

                                                                            25
Schedule RC-M - Continued
                                                              Dollar Amounts
                                                               in Thousands
_______________________________________________________________________________
                                                            RCOW
8. a. Other real estate owned:                              ----
      (1) Direct and indirect investments in real estate
          ventures__________________________________________5372     0    8.a.1
      (2) All other real estate owned:
          (a) Construction and Land development_____________5508     0    8.a.2a
          (b) Farmland______________________________________5509     0    8.a.2b
          (c) 1-4 family residential properties_____________5510     0    8.a.2c
          (d) Multifamily (5 or more) residential
              properties____________________________________5511     0    8.a.2d
          (e) Nonfarm nonresidential properties_____________5512     0    8.a.2e
      (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must
          equal Schedule RC, item 7)________________________2150     0    8.a.3
   b. Investments in unconsolidated subsidiaries and
      associated companies:
      (1) Direct and indirect investments in real estate
          ventures__________________________________________5374     0    8.b.1
      (2) All other investments in unconsolidated
          subsidiaries and associated companies_____________5375     0    8.b.2
      (3) Total (sum of items 8.b.(1) and 8.b.(2)) (must
          equal Schedule RC, item 8)________________________2130     0    8.b.3
   c. Total assets of unconsolidated subsidiaries and
      associated companies__________________________________5376     0    8.c

9. Noncumulative perpetual preferred stock and related
   surplus included in Schedule RC, item 23, "Perpetual
   preferred stock and related surplus"_____________________3778     0    9.

10. Mutual fund and annuity sales during the quarter
    (include proprietary, private Label, and third party
    products):
    a. Money market funds___________________________________6441     0    10.a
    b. Equity securities funds______________________________8427     0    10.b
    c. Debt securities funds________________________________8428     0    10.c
    d. Other mutual funds___________________________________8429     0    10.d
    e. Annuities____________________________________________8430     0    10.e
    f. Sales of proprietary mutual funds and annuities
       (included in items 10.a through 10.e above___________8784     0    10.f

Memorandum                                                    Dollar Amounts
                                                               in Thousands
_______________________________________________________________________________
1. Interbank holdings of capital instruments (to be
   completed for the December report only):
   a. Reciprocal holdings of banking organizations' capital
      instruments___________________________________________3836    N/A   M.1.a
   b. Nonreciprocal holdings of banking organizations'
      capital instruments___________________________________3837    N/A   M.1.b

Schedule RC-N - Past Due and Nonaccrual Loans, Leases, and Other Assets

The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                                                                              C370
                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------

                                                                  ---(Column A)---  ---(Column B)---   ---(Column C)---
                                                                     Past due 30       Past due 90        Nonaccrual
                                                                   through 89 days    days or more
                                                                      and still         and still
                                                                      accruing          accruing
                                                                 ------------------ ----------------   ----------------
                                                                 RCON               RCON               RCON
1.   Loans secured by real estate:                               ----               ----               ----
     a.  To U.S. addressees (domicile)_________________________  1245. .    1,007   1246. .      446   1247. .       27    1.a
     b.  To non-U.S. addressees (domicile)_____________________  1248. .        0   1249. .        0   1250. .        0    1.b
2.   Loans to depository institutions and acceptances of
     other banks:
     a.  To U.S. banks and other U.S. depository
         institutions_________________________________________   5377. .        0   5378. .        0   5379. .        0    2.a
     b.  To foreign banks_____________________________________   5380. .        0   5381. .        0   5382. .        0    2.b
3.   Loans to finance agricultural production and other loans
     to farmers_______________________________________________   1594. .        0   1597. .        0   1583. .      102    3.
4.   Commercial and industrial loans:
     a.  To U.S. addressees (domicile)_________________________  1251. .   24,306   1252. .      204   1253. .    4,753    4.a
     b.  To non-U.S. addressees (domicile)_____________________  1254. .        0   1255. .        0   1256. .        0    4.b
5.   Loans to individuals for household, family, and other
     personal expenditures:
     a.  Credit cards and related plans_______________________   5383. .       40   5384. .        8   5385. .        0    5.a
     b.  Other (includes single payment, installment, and
         all student loans)___________________________________   5386. .    4,559   5387. .       10   5388. .        0    5.b
6.   Loans to foreign governments and official
     institutions_____________________________________________   5389. .        0   5390. .        0   5391. .        0    6.
7.   All other loans__________________________________________   5459. .      292   5460. .        0   5461. .        0    7.
8.   Lease financing receivables:
     a.  Of U.S. addressees (domicile)________________________   1257. .    1,231   1258. .       33   1259. .        0    8.a
     b.  Of non-U.S. addressees (domicile)____________________   1271. .        0   1272. .        0   1791. .    2,935    8.b
9.   Debt securities and other assets (exclude other real
     estate owned and other repossessed assets)_______________   3505. .        0   3506. .        0   3507. .        0    9.
==================================================================================================================================

Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

10.  Loans and leases reported in items 1 through 8 above        RCON               RCON               RCON
     which are wholly or partially guaranteed by the U.S.        ----               ----               ----
     Government_______________________________________________   5612. .        0   5613. .        0   5614. .        0   10.
     a.  Guaranteed portion of loans and leases included in
         item 10 above________________________________________   5615. .        0   5616. .        0   5617. .        0   10.a

                                                                             27
Schedule RC-N  -  Continued

                                                                           C373
Memoranda

                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------

                                                      (Column A)                 (Column B)                 (Column C)
                                                Past due 30 through 89    Past due 90 days or more          Nonaccrual
                                               days and still accruing       and still accruing
                                             --------------------------- -------------------------- -------------------------
1. Restructured Loans and Leases included in
   Schedule RC-N, items 1 through 8, above
   (and not reported in Schedule RC-C,       RCON                        RCON                       RCON
   Memorandum item 2)                        1658                     0  1659                    0  1661                   0 M.1
2. Loans to finance commercial real estate,
   construction, and land development
   activities (not secured by real estate)
   included in Schedule RC-N, items 6 and
   7, above                                  6558                     0  6559                    5  6560                   0 M.2
3. Loans secured by real estate (sum of
   Memorandum items 3.a through 3.e must
   equal sum of Schedule RC-N, items 1.a and
   1.b, above):
   a. Construction and land development      2759                     0  2769                    0  3692                   0 M.3a
   b. Secured by farmland                    3493                     0  3696                    0  3695                   0 M.3b
   c. Secured by 1-4 family residential
      properties:
      (1) Revolving, open-end loans secured
          by 1-4 family residential properties
          and extended under lines of credit 5398                     0  5399                    0  5400                   0 M.3c1
      (2) All other Loans secured by 1.4
          family residential properties      5401                   328  5402                  104  5403                  27 M.3c2
   d. Secured by multifamily (5 or more)
      residential properties                 3499                     0  3500                    0  3501                   0 M.3d
   e. Secured by nonfarm nonresidential
      properties                             3502                   679  3503                  342  3504                   0 M.3e


                                                      (Column A)                 (Column B)
                                                Past due 30 through 89    Past due 90 days or more
                                                         days
                                             --------------------------- --------------------------
4. Interest rate, foreign exchange rate, and
   other commodity and equity contracts:
   a. Book value of amounts carried as       RCON                        RCON
      assets                                 3522                     0  3528                    0  M.4.a
   b. Replacement cost of contracts with a
      positive replacement cost              3529                     0  3530                    0  M.4.b

                                                                          28
Schedule RC-O - Other Data for Deposit Insurance Assessments

                                                                                                                             C376 (-
                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      RCON
1. Unposted debits (see instructions):                                                                ----
   a. Actual amount of all unposted debits____________________________________________________________0030. .     N/A       1.a
      OR
   b. Separate amount of unposted debits:
      (1) Actual amount of unposted debits to demand deposits_________________________________________0031. .          0    1.b.1
      (2) Actual amount of unposted debits to time and savings deposits (1)___________________________0032. .          0    1.b.2
2. Unposted credits (see instructions):
   a. Actual amount of all unposted credits___________________________________________________________3510. .        346    2.a
      OR
   b. Separate amount of unposted credits:
      (1) Actual amount of unposted credits to demand deposits________________________________________3512. .     N/A       2.b.1
      (2) Actual amount of unposted credits to time and savings deposits (1)__________________________3514. .     N/A       2.b.2
3. Uninvested trust funds (cash) held in bank's own trust department (not included in total deposits__3520. .          0    3.
4. Deposits of consolidated subsidiaries (not included in total deposits):
   a. Demand deposits of consolidated subsidiaries____________________________________________________2211. .          0    4.a
   b. Time and savings deposits (1) of consolidated subsidiaries______________________________________2351. .          0    4.b
   c. Interest accrued and unpaid on deposits of consolidated subsidiaries____________________________5514. .          0    4.c
5. Not applicable.

Item 6 is not applicable to state nonmember banks that have not been authorized by the
Federal Reserve to act as pass-through correspondents.

6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on
   behalf of its respondent depository institutions that are also reflected as deposit                RCON
   liabilities of the reporting bank:                                                                 ----
   a. Amount reflected in demand deposits (included in Schedule RC-E, Memorandum item 4.a)____________2314. .          0    6.a
   b. Amount reflected in time and savings deposits (1) (included in Schedule RC-E, Memorandum
      item 4.b)_______________________________________________________________________________________2315. .          0    6.b

7. Unamortized premiums and discounts on time and savings deposits:(1)
   a. Unamortized premiums____________________________________________________________________________5516. .         95    7.a
   b. Unamortized discounts___________________________________________________________________________5517. .          0    7.b

8. To be completed by banks with "Oakar deposits."
   Total "Adjusted Attributable Deposits" of all institutions acquired under Section 5(d)(3) of the
   Federal Deposit Insurance Act (from most recent FDIC Oakar Transaction worksheet(s))_______________5518. .          0    8.

9. Deposits in lifeline accounts______________________________________________________________________    . . . . . . .     9.

10. Benefit-responsive "Depository Institution Investment Contracts" (included in total deposits)_____8432. .          0    10.

-----------
(1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

                                                                             29
SCHEDULE RC-O - CONTINUED

                                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
1.   Adjustments to demand deposits reported in Schedule RC-E for certain reciprocal demand balances:
     a.   Amount by which demand deposits would be reduced if reciprocal demand balances between the reporting bank and savings associations were reported on a net basis  RCON
          rather than a gross basis in Schedule RC-E                                        ----             0        11.a
                                                                                            8785
     b.   Amount by which demand deposits would be increased if reciprocal demand balances between the reporting bank and U.S. branches and agencies of foreign banks were
          reported on a gross basis rather than a net basis in Schedule RC-E                A181             0        11.b
     c.   Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of net reciprocal demand balances between the reporting bank and the domestic offices of U.S. banks and savings
          associations in Schedule RC-E                                                     A182             0        11.c

MEMORANDA
TO BE COMPLETED EACH QUARTER EXCEPT AS NOTED                                                   Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
2.   Total deposits of the bank:
     (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal Schedule RC, item 13.a):
     a.   Deposit accounts of $ 100,000 or less:                                            RCON
                                                                                            ----
          (1)  Amount of deposit accounts of $ 100,000 or less                              2702       404,553      M.1.a1
          (2)  Number of deposit accounts of $ 100,000 or less  RCON       Number
               (to be completed for the June report only)       ----       ------
                                                                3779        N/A                                     M.1.a2
     b.   Deposit accounts of more than $ 100,000
          (1)  Amount of deposit accounts of more than $ 100,000                            2710       699,500      M.1.b1
          (2)  Number of deposit accounts of more than          RCON        Number
               $ 100,000                                        ----        ------
                                                                2722        1,134                                   M.1.b2

3.   Estimated amount of uninsured deposits of the bank:
     a.   An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $ 100,000 reported in Memorandum item 1.b.(2) above by $ 100,000 and subtracting the result from the amount of deposit accounts of more than $ 100,000 reported in Memorandum item 1.b.(1) above.

          Indicate in the appropriate box at right whether your bank has a method or procedure
          for determining a better estimate of uninsured deposits than the estimate         RCON    YES     NO
          described above                                                                   ----    ---     --
                                                                                            6861            X        M.2.a
     b.   If the box marked YES has been checked, report the estimate of uninsured deposits
          determined by using your bank's method or procedure                               5597        N/A          M.2.b


--------------------------------------------------------------------------------
                                                                         C377 (-

Person to whom questions about the Reports of Conditions and Income should be directed:
                                                     602-858-8162
DOUGLAS ALLDREDGE, FINANCIAL REPORTING MANAGER
--------------------------------------------------------------------------------
Name and Title (TEXT 8901)          Area code/phone number/extension (TEXT 8902)

Schedule RC-R - Regulatory Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1995, must complete items 2 through 9 and Memoranda items 1 and 2. Banks with assets of less that $1 billion must complete items 1 through 3 below or Schedule RC-R in its entirety, depending on their response to item 1 below.


1.  Test for determining the extent to which Schedule RC-R
    must be completed. To be completed only by banks with total
    assets of less than $1 billion. Indicate in the appropriate        RCON    YES    NO
    box at the right whether the bank has total capital greater        ----    ---    --
    than or equal to eight percent of adjusted total
    assets______________________________________                       6056     N/A

       For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).
       If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule. A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
NOTE: ALL BANKS ARE REQUIRED TO COMPLETE                                    (COLUMN A)                      (COLUMN B)
ITEMS 2 AND 3 BELOW. SEE OPTIONAL                                   SUBORDINATED DEBT (1) AND
WORKSHEET FOR ITEMS 3.a THROUGH 3.f.                                    INTERMEDIATE TERM               OTHER LIMITED-LIFE
                                                                         PREFERRED STOCK                CAPITAL INSTRUMENTS
                                                                  -----------------------------     ---------------------------
1. Subordinated debt(1) and other limited-life capital
   instruments (original weighted average maturity of at
   least five years) with a remaining maturity of:                RCON                              RCON
                                                                  ----                              ----
   a. One year or less____________________________________________3780. .                   0       3786. .              0      2.a
   b. Over one year through two years_____________________________3781. .                   0       3787. .              0      2.b
   c. Over two years through three years__________________________3782. .                   0       3788. .              0      2.c
   d. Over three years through four years_________________________3783. .                   0       3789. .              0      2.d
   e. Over four years through five years__________________________3784. .                   0       3790. .              0      2.e
   f. Over five years_____________________________________________3785. .              20,000       3791. .              0      2.f

3. Amounts used in calculating regulatory capital ratios (report amounts determined by the bank for its own internal regulatory capital analyses consistent with applicable
   capital standards):                                                                               RCON
                                                                                                     ----
   a. Tier 1 capital_________________________________________________________________________________8274. .        96,822      3.a
   b. Tier 2 capital_________________________________________________________________________________8275. .        32,728      3.b
   c. Total risk-based capital_______________________________________________________________________3792. .       129,550      3.c
   d. Excess allowance for loan and lease losses_____________________________________________________A222. .             0      3.d
   e. Risk-weighted assets (net of all deductions, including excess allowance)_______________________A223. .     1,024,909      3.e
   f. "Average total assets" (net of all assets deducted from Tier 1 capital) (2)____________________A224. .     1,289,520      3.f

ITEMS 4-9 AND MEMORANDA ITEMS 1 AND 2 ARE TO BE COMPLETED
BY BANKS THAT ANSWERED NO TO ITEM 1 ABOVE AND BY BANKS
WITH TOTAL ASSETS OF $1 BILLION OR MORE.

                                                                      (COLUMN A)                         (COLUMN B)
                                                                ASSETS RECORDED ON THE            CREDIT EQUIVALENT AMOUNT
                                                                     BALANCE SHEET             OF OFF-BALANCE SHEET ITEMS (3)
                                                             -----------------------------     ------------------------------
4. Assets and credit equivalent amounts of off-balance
   sheet items assigned to the Zero percent risk category:
   a. Assets recorded on the balance sheet:
      (1) Securities issued by, other claims on, and
          claims unconditionally guaranteed by, the          RCON                              RCON
          U.S. Government and its agencies and other OECD    ----                              ----
          central governments________________________________3794. .             75,597                . . . . . . . . . .    4.a.1
      (2) All other__________________________________________3795. .             64,357                . . . . . . . . . .    4.a.2
   b. Credit equivalent amount of off-balance sheet items____        . . . . . . . . .         3796. .                    7   4.b

------------

(1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
(2) Do not deduct excess allowance for loan and lease losses.
(3) Do not report in column B the risk-weighted amount of assets reported in column A.

                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------

                                                                   (Column A)                         (Column B)
                                                              Assets Recorded on the           Credit Equivalent Amount
                                                                  Balance Sheet             of Off-Balance Sheet Items (1)
                                                              ----------------------      --------------------------------
5.  Assets and credit equivalent amounts of off-balance
    sheet Items assigned to the 20 percent risk category:
    a.  Assets recorded on the balance sheet:
        (1)  Claims conditionally guaranteed by the U.S.       RCOW          84,166       RCOW
             Government and its agencies and other OECO        ----                       ----                              5.a.1
             central governments_______________________________3798
        (2)  Claims collateralized by securities issued by
             the U.S. Government and its agencies and other
             OECO central government; by securities issued
             by U.S. Government-sponsored agencies; and by
             cash on deposit___________________________________5799           1,321                                          5.a.2
        (3)  All other_________________________________________3800         505,032                                          5.a.3
    b.  Credit equivalent amount of off-balance sheet items____                           3801               80,794          5.b
6.  Assets and credit equivalent amounts of off-balance
    sheet items assigned to the 50 percent risk category:                                                        --
    a.  Assets recorded on the balance sheet___________________3802          50,261                                          6.a
    b.  Credit equivalent amount of off-balance sheet items____                           3803                  258          6.b
7.  Assets and credit equivalent amounts of off-balance
    sheet items assigned to the 100 percent risk category:
    a.  Assets recorded on the balance sheet___________________3804         764,682                                          7.a
    b.  Credit equivalent amount of off-balance sheet items____                           3805              172,854          7.b
8.  On-balance sheet asset values excluded form the
    calculation of the risk-based capital ratio(2)_____________3806             306                                          5.
9.  Total assets recorded on the balance sheet (sum of
    items 4.a, 5.a, 6.a, 7.a, and 8, column A) (must equal
    Schedule RC, item 12 plus items 4.b and 4.c)_______________3807       1,545,722                                          9.


MEMORANDA


                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          RCON
1.  Current credit exposure across all off-balance sheet derivative contracts covered by  ----
    The risk-based capital standards______________________________________________________8764            N/A                M.1.



                                                                   With a remaining maturity of
                                           (Column A)                       (Column B)                   (Column C)
                                                                          Over one year
                                       One year or less                Through five years             Over five years
                                       ----------------            ----------------------------       ---------------
2.  National principal amounts
    of off-balance sheet
    derivative contracts:(3)
                                       RCON                        RCON                                RCON
    a.  Interest rate                  ----                        ----                                ----
        contracts______________________3809      N/A               8766              N/A               8767        N/A       M.2a
    b.  Foreign exchange
        contracts______________________3812      N/A               8769              N/A               8770        N/A       M.2b
    c.  Gold contracts_________________8771      N/A               8772              N/A               8773        N/A       M.2c
    d.  Other precious metals
        contracts______________________8776      N/A               8775              N/A               8776        N/A       M.2d
    e.  Other commodity
        contracts______________________8777      N/A               8778              N/A               8779        N/A       M.2e
    f.  Equity derivative
        contracts______________________4000      N/A               4001              N/A               4002        N/A       M.2f


----------------
(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Include the difference between the fair value and the amortized cost of available-for-sale securities in item B and report the amortized cost of these securities in items 4 through 7 above. Item 8 also Includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital. Exclude for item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and Lease losses in excess of the amount that may be included in Tier 2 capital.
(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

               Optional Narrative Statement Concerning the Amounts
                 Reported in the Reports of Condition and Income

                   at close of business on September 30, 1996


WELLS FARGO BANK (COLORADO), N.A.            DENVER              CO
---------------------------------            ------              ------
Legal Title of Bank                          City                State


The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO
SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THE EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

--------------------------------------------------------------------------------
                                                                 C371   C372  (-

No comment:    X                        (RCON 6979)
BANK MANAGEMENT STATEMENT (please type or print clearly) (TEXT 6980):












                     --------------------------------------    -----------------
                     Signature of Executive Officer of Bank    Date of Signature

                                                                                                                                  33

                                              THIS PAGE IS TO BE COMPLETED BY ALL BANKS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                    OMB No. For OCC:             1557-0061
                                                                                    OMB No. For FDIC:            3064-0052
                                                                                    OMB No. For Federal Reserve: 7100-0036
                                                                                    Expiration Date:              03/31/99

                                                                           SPECIAL REPORT
                                                                   (Dollar Amounts in Thousands)

                                                                      CLOSE OF BUSINESS DATE:       FDIC Certificate Number:
                                                                        September 30, 1996               03009          C700       -

------------------------------------------------------------------------------------------------------------------------------------
LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)
------------------------------------------------------------------------------------------------------------------------------------
The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition.
With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to its executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "name" against subitem
(a) (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation Q) for the definitions of "executive officer" and
"extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    RCOM
                                                                                    ----
a.   Number of loans made to executive officers since the previous Call Report date_3561                 NONE      a.
b.   Total dollar amount of above loans (in thousands of dollars)___________________3562                    0    b.
c.   Range of interest charged on above loans (example: 9 3/4% = 9.75)_________7701/7702        0.00% to 0.00% c.


/s/ Dennis M. Steen                                                  October 25, 1996
------------------------------------------------------------------------------------------------------------------------------------
SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT:            DATE (Month, Day, Year):

Dennis M. Steen, Senior Vice President
------------------------------------------------------------------------------------------------------------------------------------
NAME AND TITLE OF PERSON TO WHOM INQUIRIES MAY BE DIRECTED: (TEXT 8903)              AREA CODE/PHONE NUMBER/EXTENSION:
                                                                                     (TEXT 8904)
                                                                                     602-858-8162
DOUGLAS ALLDREDGE, FINANCIAL REPORTING MANAGER
--------------------------------------------------------------------------------
FDIC 8040/53 (6-95)

                                    EXHIBIT 6



          First Interstate Bank of Denver, N.A., consents that reports of examinations made by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request.

                                    EXHIBIT 7
                                                                  RECEIVED
[LOGO]                                                          JUNE 03 1996
                                                           FIRST INTERSTATE BANK
                                                            LEGAL SERVICES GROUP
--------------------------------------------------------------------------------
[LETTERHEAD]
--------------------------------------------------------------------------------


May 28, 1996


Mr. Julius L. Loeser
Vice President and Senior Counsel
Wells Fargo Bank, N.A.
633 West Fifth Street
Los Angeles, California  90071

Re: Application to Merge First Interstate Bank of Englewood, N.A., Englewood, Colorado, into First Interstate Bank of Denver, N.A., Denver, Colorado
     Application Control Number 96-ML-02-24

Dear Mr. Loeser:

This letter is the official certification of the Office of the Comptroller of the Currency ("OCC") to merge First Interstate Bank of Englewood, N.A., Englewood, Colorado, into First Interstate Bank of Denver, N.A., Denver, Colorado effective as of June 1, 1996. The resulting bank title is Wells Fargo Bank (Colorado), National Association, charter number 12517.

This is also the official authorization given to Wells Fargo Bank (Colorado), N.A. to operate the main office of the target institution as a branch as follows:

     Popular Name:                 Englewood Branch
     Address:                      3333 South Bannock Street
                                   Englewood, Colorado
     Certificate Number:           101850A

A copy of this letter should be provided to personnel responsible for branch administration.

Sincerely,


/s/ Mark L. O'Dell

Mark L. O'Dell
Director for Analysis
                                                                [CERTIFIED SEAL]
Charter Number 12517